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As filed with the Securities and Exchange Commission on May 13, 2014

Registration No. 333-195360

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM F-10
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Neovasc Inc.
(Exact name of Registrant as specified in its charter)

Canada	3841	Not Applicable
(Province or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Suite 2135 — 13700 Mayfield Place
Richmond, British Columbia, Canada,V6V 2E4
(604) 270-4344
(Address and telephone number of Registrant's principal executive offices)

CT Corporation System
111 Eighth Avenue
New York, New York 10011
(212) 894-8940
(Name, address and telephone number of agent for service in the United States)

Copies to:
Riccardo A. Leofanti, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 222 Bay Street, Suite 1750, P.O. Box 258 Toronto, Ontario, Canada M5K 1J5 (416) 777-4700	Joseph A. Garcia Blakes, Cassels & Graydon LLP 595 Burrard Street, Suite 2600 Vancouver, British Columbia, Canada V7X 1L3 (604) 631-3300

Approximate date of commencement of proposed sale of the securities to the public:
 From time to time after this Registration Statement becomes effective.

Province of British Columbia, Canada
(Principal jurisdiction regulating this offering)

          It is proposed that this filing shall become effective (check appropriate box):

A.	☐	Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	At some future date (check the appropriate box below):
		1.	☐	pursuant to Rule 467(b) on ( ) at ( ).
		2.	☐	pursuant to Rule 467(b) on ( ) at ( ) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
		3.	☒	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
		4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☒

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act or on such date as the Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

 PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

I-1

Information has been incorporated by reference in this short form prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Company Secretary of Neovasc Inc. at Suite 2135 – 13700 Mayfield Place, Richmond, British Columbia, V6V 2E4, Canada, telephone: (604)270-4344, and are also available electronically at www.sedar.com

SHORT FORM BASE SHELF PROSPECTUS

New Issue and Secondary Offering	May 13, 2014

U.S.$200,000,000
Common Shares
Preferred Shares
Debt Securities
Subscription Receipts
Units
Warrants

This prospectus relates to the offering for sale from time to time, during the 25-month period that this prospectus, including any amendments hereto, remains effective, of the securities of Neovasc Inc. ("Neovasc" or the "Company") listed above in one or more series or issuances, with a total offering price of such securities, in the aggregate, of up to U.S.$200,000,000. The securities may be offered by us or by our securityholders. The securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of the sale and set forth in an accompanying prospectus supplement.

Our common shares are listed on the TSX Venture Exchange ("TSXV"), under the symbol "NVC". On May 12, 2014, the last trading day before the date hereof, the closing price per share of our common shares was C$6.80 on the TSXV. Unless otherwise specified in an applicable prospectus supplement, our preferred shares, debt securities, subscription receipts, units and warrants will not be listed on any securities or stock exchange or on any automated dealer quotation system. There is currently no market through which our securities, other than our common shares, may be sold and purchasers may not be able to resell such securities purchased under this prospectus. This may affect the pricing of our securities, other than our common shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation. See "Risk Factors".

All information permitted under securities legislation to be omitted from this prospectus will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus. Each prospectus supplement will be incorporated by reference into this prospectus for the purposes of securities legislation as of the date of the prospectus supplement and only for the purposes of the distribution of the securities to which the prospectus supplement pertains. You should read this prospectus and any applicable prospectus supplement carefully before you invest in any securities issued pursuant to this prospectus. Our securities may be sold pursuant to this prospectus through underwriters or dealers or directly or through agents designated from time to time at amounts and prices and other terms determined by us or any selling securityholders. In connection with any underwritten offering of securities, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the securities offered. Such transactions, if commenced, may discontinue at any time. See "Plan of Distribution". A prospectus supplement will set out the names of any underwriters, dealers, agents or selling securityholders involved in the sale of our securities, the amounts, if any, to be purchased by underwriters, the plan of distribution for such securities, including the net proceeds we expect to receive from the sale of such securities, if any, the amounts and prices at which such securities are sold and the compensation of such underwriters, dealers or agents.

Investment in the securities being offered is highly speculative and involves significant risks that you should consider before purchasing such securities. You should carefully review the risks outlined in this prospectus (including any prospectus supplement) and in the documents incorporated by reference as well as the information under the heading "Forward-Looking Statements" and consider such risks and information in connection with an investment in the securities. See "Risk Factors".

We are permitted under a multijurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States to prepare this prospectus in accordance with the disclosure requirements of Canada. Prospective investors in the United States should be aware that such requirements are different from those of the United States. Financial statements incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and are subject to Canadian auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

Owning our securities may subject you to tax consequences both in Canada and the United States. Such tax consequences are not described in this prospectus and may not be fully described in any applicable prospectus supplement. You should read the tax discussion in any prospectus supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

Your ability to enforce civil liabilities under the U.S. federal securities laws may be affected adversely because we are incorporated under the federal laws of Canada, most of our officers and directors and the experts named in this prospectus are Canadian residents, and a substantial portion of our assets and the assets of those officers, directors and experts are located outside of the United States.

Neither the U.S. Securities and Exchange Commission (the "SEC"), nor any state securities regulator has approved or disapproved the securities offered hereby or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offence.

No underwriter has been involved in the preparation of this prospectus or performed any review of the contents of this prospectus.

Our head office is located at Suite 2135 – 13700 Mayfield Place, Richmond, British Columbia, V6V 2E4 and our registered office is located at Suite 2600 – 595 Burrard Street, Vancouver, British Columbia, V7X 1L3, Canada.

Certain of the Company's directors reside outside of Canada and have appointed an agent for service of process in Canada. See "Agent for Service of Process".

Investors should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement. The Company has not authorized anyone to provide investors with different information. Information contained on the Company's website shall not be deemed to be a part of this prospectus (including any applicable prospectus supplement) or incorporated by reference and should not be relied upon by prospective investors for the purpose of determining whether to invest in the securities. The Company will not make an offer of these securities in any jurisdiction where the offer or sale is not permitted. Investors should not assume that the information contained in this prospectus is accurate as of any date other than the date on the face page of this prospectus or any applicable prospectus supplement.

 ABOUT THIS PROSPECTUS

        You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement and on the other information included in the registration statement of which this prospectus forms a part. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell or seeking an offer to buy the securities offered pursuant to this prospectus in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus or any applicable prospectus supplement is accurate only as of the date on the front of those documents and that information contained in any document incorporated by reference is accurate only as of the date of that document, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or of any sale of our securities pursuant thereto. Our business, financial condition, results of operations and prospects may have changed since those dates.

        Market data and certain industry forecasts used in this prospectus or any applicable prospectus supplement and the documents incorporated by reference in this prospectus or any applicable prospectus supplement were obtained from market research, publicly available information and industry publications. We believe that these sources are generally reliable, but the accuracy and completeness of this information is not guaranteed. We have not independently verified such information, and we do not make any representation as to the accuracy of such information.

        In this prospectus and any prospectus supplement, unless otherwise indicated, all dollar amounts and references to "U.S.$" are to U.S. dollars and references to "C$" or "$" are to Canadian dollars. This prospectus and the documents incorporated by reference contain translations of some Canadian dollar amounts into U.S. dollars solely for your convenience. See "Exchange Rate Information".

        In this prospectus and in any prospectus supplement, unless the context otherwise requires, references to "we", "us", "our" or similar terms, as well as references to "Neovasc" or the "Company", refer to Neovasc Inc., either alone or together with our subsidiaries.

        The names Neovasc Reducer™, Tiara™ and Peripatch™ are our trademarks. Other trademarks, product names and company names appearing in this prospectus and any prospectus supplement and documents incorporated by reference in this prospectus and any prospectus supplement are the property of their respective owners.

FORWARD-LOOKING STATEMENTS

        This prospectus, including the documents incorporated by reference herein, contains forward-looking statements within the meaning applicable Canadian securities legislation and U.S. securities legislation that may not be based on historical fact, including, without limitation, statements containing the words "believe", "may", "plan", "will", "estimate", "continue", "anticipate", "intend", "expect" and similar expressions. Forward-looking statements are necessarily based on estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as the factors we believe are appropriate. Forward-looking statements in this short form prospectus and the documents incorporated by reference herein include, but are not limited to, statements relating to:

  •
  our intention to expand the indications for which we may market Tiara™ (which does not have regulatory approval and is not commercialized) and Reducer™ (which has CE mark approval for sale in the EU);

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  our plans to develop and commercialize products and the timing of these development programs;

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  whether we will receive, and the timing and costs of obtaining, regulatory approvals;

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  the cost of post-market regulation if we receive necessary regulatory approvals;

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  our ability to meet the conditions of the Nasdaq and the TSX (each as defined below) to successfully list our securities on such exchanges;

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  clinical development of our products, including the results of current and future clinical trials;

i

  •
  our ability to enroll patients in our clinical trials;

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  the benefits and risks of our products as compared to others;

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  our ability to establish, maintain and defend intellectual property rights in our products;

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  whether our third party collaborators will maintain their intellectual property rights in the technology we license;

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  our need for additional financing and our estimates regarding our capital requirements and future revenues and profitability;

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  our estimates of the size of the potential markets for our products;

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  our selection and licensing of products;

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  our potential relationships with distributors and collaborators with acceptable development, regulatory and commercialization expertise and the benefits to be derived from such collaborative efforts;

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  sources of revenues and anticipated revenues, including contributions from distributors and collaborators, product sales, license agreements and other collaborative efforts for the development and commercialization of products;

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  our creation of an effective direct sales and marketing infrastructure for approved products we elect to market and sell directly;

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  the rate and degree of market acceptance of our products;

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  the timing and amount of reimbursement for our products;

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  the success and pricing of other competing therapies that may become available;

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  our retention and hiring of qualified employees in the future;

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  the manufacturing capacity of third-party manufacturers for our products;

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  the competition we face from other companies, research organizations, academic institutions and government agencies, and the risks such competition pose to our products;

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  the confidential information we possess about patients, customers and core business functions, and the information technologies we use to protect it;

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  our intention to continue directing a significant portion of our resources into sales expansion;

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  our ability to get our products approved for use; and

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  government legislation in all countries that we already, or hope to, sell our products in, and its effect on our ability to set prices, enforce patents and obtain product approvals or reimbursements.

        Such statements reflect our current views with respect to future events and are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by us, are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies, many of which, with respect to future events, are subject to change. The factors and assumptions used by us to develop such forward-looking statements include, but are not limited to, the assumption that:

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  our ability to reach agreements with regulatory agencies;

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  recruitment to clinical trials will continue;

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  the regulatory requirements, including patient exposure, for approval of marketing authorization applications will be maintained;

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  genericisation of markets for Tiara and Reducer will develop;

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  the time required to analyze and report the results of our clinical studies will be consistent with past timing;

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  market data and reports reviewed by us are accurate;

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  our current good relationships with our suppliers and service providers will be maintained;

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  availability of capital on terms that are favourable to us;

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  the success of current and future clinical trials; and

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  feasibility of future clinical trials.

        By their very nature, forward-looking statements or information involve known and unknown risks, uncertainties and other factors that may cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed or implied by such forward-looking statements or information. In evaluating these statements, prospective purchasers should specifically consider various factors, including the risks outlined herein and in documents incorporated by reference herein, under the heading "Risk Factors". Should one or more of these risks or uncertainties or a risk that is not currently known to us materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this prospectus or, in the case of documents incorporated by reference in this prospectus, as of the date of such documents, and we do not intend, and do not assume any obligation, to update these forward-looking statements, except as required by law. Investors are cautioned that forward-looking statements are not guarantees of future performance and investors are cautioned not to put undue reliance on forward-looking statements due to their inherent uncertainty.

DOCUMENTS INCORPORATED BY REFERENCE

        Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated by reference in this prospectus and not delivered with this prospectus may be obtained on request without charge from the Company Secretary of Neovasc Inc. at Suite 2135 – 13700 Mayfield Place, Richmond, British Columbia, V6V 2EY, Canada, telephone: (604) 270-4344 or by accessing the disclosure documents through the Internet on the Canadian System for Electronic Document Analysis and Retrieval, or SEDAR, at www.sedar.com. Documents filed with, or furnished to, the SEC are available through the SEC's Electronic Data Gathering and Retrieval System, or EDGAR, at www.sec.gov.

        The following documents, filed with the securities commissions or similar regulatory authorities in certain provinces of Canada and filed with, or furnished to, the SEC are specifically incorporated by reference into, and form an integral part of, this prospectus:

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  our annual information form of the Company for the fiscal year ended December 31, 2013, dated as of April 17, 2014;

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  our audited annual consolidated financial statements of the Company for the fiscal years ended December 31, 2013 and 2012, together with the notes thereto and the auditor's reports thereon;

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  management's discussion and analysis of financial condition and results of operations of the Company for the year ended December 31, 2013 and 2012;

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  our management information circular dated May 6, 2013, distributed in connection with our annual general and special meeting of shareholders held on June 18, 2013;

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  our material change report of the Company dated February 14, 2014 reporting that a first-in-human implementation of the Company's Tiara mitral valve was successfully performed;

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  our material change report of the Company dated March 5, 2014 announcing a bought deal equity financing;

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  our material change report of the Company dated March 27, 2014 announcing the closing of a bought deal equity financing; and

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  our material change report of the Company dated May 9, 2014 announcing the hiring of Ms. Vicki Bebeau as the Company's Vice President, Clinical Affairs.

        Any documents of the type described in Section 11.1 of Form 44-101F1 Short Form Prospectuses filed by the Company with a securities commission or similar authority in any province of Canada subsequent to the date of this short form prospectus and prior to the expiry of this prospectus, or the completion of the issuance of securities pursuant hereto, will be deemed to be incorporated by reference into this prospectus.

        In addition, to the extent that any document or information incorporated by reference into this prospectus is filed with, or furnished to, the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this prospectus, such document or information will be deemed to be incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part (in the case of a report on Form 6-K, if and to the extent expressly provided therein).

        A prospectus supplement containing the specific terms of any offering of our securities will be delivered to purchasers of our securities together with this prospectus and will be deemed to be incorporated by reference in this prospectus as of the date of the prospectus supplement and only for the purposes of the offering of our securities to which that prospectus supplement pertains.

        Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of material fact or an omission to state a material fact that is required to be stated or is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        Upon our filing a new annual information form and the related annual financial statements and management's discussion and analysis with applicable securities regulatory authorities during the currency of this prospectus, the previous annual information form, the previous annual financial statements and management's discussion and analysis and all quarterly financial statements, supplemental information, material change reports and information circulars filed prior to the commencement of our financial year in which the new annual information form is filed will be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of our securities under this prospectus. Upon interim consolidated financial statements and the accompanying management's discussion and analysis and material change report being filed by us with the applicable securities regulatory authorities during the duration of this prospectus, all interim consolidated financial statements and the accompanying management's discussion and analysis and material change report filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of securities under this prospectus.

        References to our website in any documents that are incorporated by reference into this prospectus do not incorporate by reference the information on such website into this prospectus, and we disclaim any such incorporation by reference.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

        The following documents have been or will be filed with the SEC as part of the registration statement of which this prospectus forms a part: (i) the documents listed under the heading "Documents Incorporated by Reference"; (ii) powers of attorney from our directors and officers; (iii) the consent of Grant Thornton LLP; and (iv) the form of indenture relating to the debt securities that may be issued under this prospectus.

 EXCHANGE RATE INFORMATION

        The following table sets forth for each period indicated: (i) the noon exchange rates in effect at the end of the period; (ii) the high and low noon exchange rates during such period; and (iii) the average noon exchange rates for such period, for one Canadian dollar, expressed in U.S. dollars, as quoted by the Bank of Canada.

	Year Ended December 31
	2013	2012	2011
	U.S.$	U.S.$	U.S.$
Closing	0.9402	1.0051	0.9833
High	1.0164	1.0299	1.0583
Low	0.9348	0.9599	0.9430
Average	0.9710	1.0004	1.0111

	Nine Months Ended September 30
	2013	2012	2011
	U.S.$	U.S.$	U.S.$
Closing	0.9723	1.0166	0.9626
High	1.0164	1.0299	1.0583
Low	0.9455	0.9599	0.9626
Average	0.9770	0.9977	1.0224

        On May 13, 2014, the noon exchange rate as quoted by the Bank of Canada was C$1.00 = U.S.$0.9181.

v

 THE COMPANY

        Neovasc was incorporated on November 2, 2000 under the laws of the Province of British Columbia and was continued to federal jurisdiction under the Canada Business Corporations Act ("CBCA") on April 19, 2002. Neovasc has six wholly owned subsidiaries, three of which are material: (i) Neovasc Tiara Inc. ("NTI"), a corporation incorporated under the federal laws of Canada; (ii) Neovasc Medical Ltd. ("NML"), a corporation incorporated under the laws of Israel; and (iii) Neovasc Medical Inc. ("NMI"), a corporation incorporated under the laws of British Columbia.

        Our registered office is located at Suite 2600 – 595 Burrard Street, Vancouver, British Columbia, V7X 1L3, Canada and our head office and principal place of business are located at Suite 2135 – 13700 Mayfield Place, Richmond, British Columbia, V6V 2EY.

Our Business

        Neovasc is a specialty medical device company that develops, manufactures and markets products for the rapidly growing cardiovascular marketplace. Its products include the Tiara™ technology in development for the transcatheter treatment of mitral valve disease ("Tiara"), the Neovasc Reducer™ for the treatment of refractory angina ("Reducer") and a line of advanced biological tissue products called Peripatch™ ("Peripatch") that are used as key components in third-party medical products including transcatheter heart valves.

        In 2009, Neovasc started initial activities to develop novel technologies for catheter-based treatment of mitral valve disease. Based on the early positive results of these activities, the Company formally launched a program to develop the Tiara technology. Neovasc established a separate entity, NTI, in March 2013 to develop and own the intellectual property related to the Tiara program (Neovasc has also transferred all intellectual property related to Tiara to NTI). On February 3, 2014, Neovasc announced the first human implant of the Tiara and, on February 20, 2014, a second human implant was completed, both under special compassionate use exemptions.

        In July 2008, Neovasc acquired two pre-commercial vascular device companies based in Israel: NML and B-Balloon Ltd. NML developed and owned intellectual property related to a novel catheter-based treatment for refractory angina, a debilitating condition resulting from inadequate blood flow to the heart muscle. In 2009, for strategic reasons, Neovasc ceased all activities related to B-Balloon technologies and is focusing its later stage product development efforts on the NML treatment for refractory angina.

        Neovasc's business operations started in March 2002, with the acquisition of NMI. NMI manufactures a line of collagen-based surgical patch products made for use in cardiac reconstruction and vascular repair procedures as well as other surgeries. Neovasc, through NMI, also sells biological tissue to industry partners and other customers who incorporate this tissue into their own products such as transcatheter heart valves. Neovasc's biological products are made from chemically treated biocompatible pericardial tissue. In 2012, Neovasc sold the rights to manufacture a specific line of conventional surgical patch products to LeMaitre Vascular, Inc. ("LeMaitre") for U.S.$4.6 million. Neovasc has refocused its use of this treated pericardial tissue to constitute key components in third-party medical products, such as transcatheter heart valves. The Company also provides customers with consulting services related to the development of these products with specific expertise related to the transcatheter heart valve field as well as contract manufacturing services for these valves at all stages of development through to commercial scale production. The majority of the Company's research and development activities are performed in-house by the Company's specialized staff and in conjunction with Neovasc's development partners.

Recent Developments

        The Company has submitted applications for listing of its common shares on the Toronto Stock Exchange (the "TSX") and the Nasdaq Capital Market (the "Nasdaq"). Listing on each exchange is subject to the Company satisfying the conditions set forth by the TSX and the Nasdaq, respectively. There can be no assurance that the Company will satisfy these conditions.

Our Strategy

        The Company's core strategy is to maintain its existing revenue streams while focusing on the continued development and commercialization of its products, providing minimally invasive medical devices for a cardiovascular market that the Company believes is both growing and under-served by traditional treatment solutions.

        Key elements of this strategy include:

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  continuing efforts to support Neovasc customers through their regulatory pathways and commercialization of their products, with the view to ultimately supplying pericardial tissue and engaging in full scale manufacturing of their sub-components or complete transcatheter heart valves for commercial sale;

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  continuing development of the Reducer, initiating a U.S. Food and Drug Administration Investigational Device Exemption study in 2014 and supporting the successful Coronary Sinus Reducer for Treatment of Refractory Angina efficacy study (the "COSIRA trial") with additional experience through the Company's REDUCE Registries (a registry to collect clinical data from routine use of the Reducer device in order to further assess the efficacy and performance of the device in real world use and support commercialization of the device) in Europe, with the goal of accumulating additional practical data before the anticipated commercial launch of Reducer in Europe in 2015; and

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  continuing the Company's initial clinical experience of the Tiara, initiating a 10-20 patient multi-center feasibility study in 2014, and if the feasibility study is successful, initiating a CE-Mark study in 2015.

Our Products

Tiara

        In the second quarter of 2011, the Company formally initiated a new project to develop the Tiara, a product for treating mitral valve disease. The Tiara is in preclinical / early clinical stage development to provide a minimally invasive transcatheter device for the millions of patients who experience mitral regurgitation as a result of mitral heart valve disease (in 2013, it was estimated that mitral regurgitation affected approximately 5.7 million people in the United States and EU5). Mitral regurgitation is often severe and can lead to heart failure and death. Unmet medical need in these patients is high. Currently, a significant percentage of patients with severe mitral regurgitation are not good candidates for conventional surgical repair or replacement due to frailty or comorbidities. There are approximately 2.4 million patients suffering from significant mitral regurgitation in the United States. Currently there is no transcatheter mitral valve replacement device approved for use in any market.

        Preclinical program and prototype devices of the Tiara are currently undergoing evaluation in animal and bench models. Neovasc believes it has developed distinctive solutions to the difficulties of developing a safe and effective transcatheter mitral valve device and early results have been promising. Initial implantations of the valve have been undertaken in humans under special compassionate use exemptions (to date, two human implants of the Tiara have been completed under such exemptions).

        While many challenges remain prior to achieving commercial production (including positive clinical trials and obtaining regulatory approval from the relevant authorities), the Tiara device is being widely recognized at leading cardiovascular medical conferences as one of the leading devices exploring this new treatment option for patients who are unable or unsuited to receive an open heart surgical valve replacement or repair. There are several other transcatheter mitral valve replacement devices in development by third parties, however, none have reached the stage of clinical trials. On March 6, 2014, Edwards Lifesciences reported that in February and March 2014, it had completed the first three implants of its FORTIS transapical mitral valve at a hospital in London, U.K. and that the patients were reported to be recovering but few other details were given. It has also been reported that one transcatheter mitral valve was implanted in a European patient who subsequently died a few days later from causes that were reported by the company that manufactured the device as being unrelated to the performance of the valve and another company has reported two temporary implants of valves that were removed after a few hours — it is believed that these implants were intended to be acute only to assess the feasibility of the valve. Neovasc believes that there are several unique attributes of the Tiara device that may provide advantages over other approaches and that it will be one of the leading transcatheter mitral valve replacement therapies to begin a formal series of human implantations. There is no certainty that the Tiara device will successfully proceed through clinical testing and ultimately receive regulatory approval to treat these patients, nor is it possible to determine at this time if any of the other development stage devices will succeed in obtaining regulatory approval.

        The Tiara valve is made up of two major components: the leaflets and skirt, which are made from the Company's Peripatch® tissue, and the nitinol frame (to which the leaflets and skirt are attached), which is manufactured by a well-established specialty manufacturer in the medical device industry. However, if this supplier were unable to provide the nitinol frame in the future, it would seriously impact the further development of the Tiara device. The Tiara delivery system is manufactured in-house by the Company using components that are readily available.

Regulatory Status

        The Tiara is an early-stage development product without regulatory approvals in any country. The Company intends to continue to fund development of the product as cash flow allows and anticipates applying for CE mark approval in Europe in the next two to four years. To date, the Company has spent approximately $7.8 million developing the product and anticipates that it may require an additional $10-15 million dollars to apply for CE mark. There is no assurance that European regulatory approval will be granted in the time frame anticipated by management, or granted at any time in the future. There is no expectation that this product will be revenue-generating in the near term, although management believes that the product is addressing an important unmet clinical need and that the demand for the product is high.

Reducer

        The Reducer is a treatment for patients with refractory angina, a painful and debilitating condition that occurs when the coronary arteries deliver an inadequate supply of blood to the heart muscle, despite treatment with standard revascularization or cardiac drug therapies. It affects approximately 620,000 individuals in the United States, who typically lead severely restricted lives as a result of their disabling symptoms, and its incidence is growing. The Reducer provides relief of angina symptoms by altering blood flow in the heart's venous system, thereby increasing the perfusion of oxygenated blood to ischemic areas of the heart muscle.

        The pain associated with refractory angina can make it difficult for patients to engage in routine activities, such as walking or climbing stairs. Using a catheter-based procedure, the Reducer is implanted in the coronary sinus, the major blood vessel that sends de-oxygenated blood from the heart muscle back to the right atrium of the heart. Pilot clinical studies demonstrate that the Reducer provides significant relief of chest pain in refractory angina patients. There are approximately 620,000 refractory angina patients in the United States who are potential candidates for the Reducer, either because they cannot be revascularized or because they are otherwise poorly managed using conventional medical therapies. These patients represent a substantial market opportunity for the Reducer product. If physicians adopt the Reducer for use in these refractory patients, it is expected that there will be a natural spillover into the broader recurrent angina market, which represents a substantially larger patient population.

        The Reducer is targeting a currently untreatable patient population. A refractory patient by definition is resistant to other therapies. A patient who has refractory angina is not a surgical candidate, cannot benefit from existing interventional cardiology therapies and is not receiving adequate relief from available drug regimens to manage their chest pain. As such there are currently no direct competitors to the Reducer as the patient will have exhausted all other treatment options before a Reducer is considered. Once the Reducer is established as a standard of care for the refractory angina patient, Neovasc believes that the Reducer may also be considered for use in the larger population of recurrent angina patients (patients who are receiving repeat treatments for angina pain) and thus increase its market potential.

        The Reducer's primary endpoint is a two-class improvement six months after implantation in patients' ratings on the Canadian Cardiovascular Society ("CCS") angina grading scale, a four-class functional classification that is widely used to characterize the severity of angina symptoms and disability. Only patients with severe angina, CCS Class 3 or 4, were enrolled in the COSIRA trial. The COSIRA analysis showed that the study met the primary endpoint, with patients receiving the Reducer achieving a statistically significant improvement in CCS scores (two classes or better) compared to patients receiving a sham control (18 of 52 (34.6%) of the Reducer patients improved ≥ 2 CCS classes compared to 8 of 52 (15.4%) of the control patients (p-value = 0.024)). The analysis also showed that patients treated with the Reducer showed a statistically significant improvement of one or more CCS classes compared to the sham control patients (37 of 52 (71.2%) of the Reducer patients showed this improvement compared to 22 of 52 (42.3%) of the control patients (p-value = 0.003)).

        The Reducer is an hourglass-shaped, balloon-expandable, stainless steel, bare metal "stent-like" device, which is implanted in the coronary sinus, creating a restriction in venous outflow from the myocardium (the muscular layer of the heart wall). It is implanted using conventional percutaneous, or needle puncture, techniques. The Reducer is provided sterile and pre-loaded on a balloon catheter system. The system is 9 French sheath compatible and operates over a .035 inch guide wire. The implantation procedure is quick and requires minimal training. Once guide wire access to the coronary sinus is achieved, implantation typically takes less than 20 minutes.

        Following implantation, the Reducer is incorporated into the endothelial tissue and creates a permanent (but reversible) narrowing in the coronary sinus. The coronary sinus is narrowed from a typical diameter of 10-12mm to approximately 3mm at the site of implantation. This narrowing slightly elevates the venous outflow pressure, which restores a more normal ratio of epicardial to endocardial blood flow between the outer and inner layers of the ischemic areas of the heart muscle. This results in improved perfusion of the endocardium, which helps relieve ischemia and chest pain. The physiological mechanism behind this effect is well documented in medical literature.

        The clinical utility of this approach was demonstrated by a number of analogous approaches used in the past that achieved positive clinical outcomes for angina patients by constricting or intermittently blocking the coronary sinus to improve perfusion to the heart muscle. However, these therapies required the use of highly invasive surgery, or leaving a catheter in the heart for a prolonged period, making them impractical or clinically unacceptable for use in modern medical practice. The Reducer was developed to deliver this therapy in a safe, simple and effective manner via a minimally invasive catheter that is consistent with contemporary medical practice.

        The Reducer has demonstrated excellent results in multiple animal studies and in a clinical trial of fifteen patients suffering from chronic refractory angina who were followed for three years after implantation. The six-month results from this clinical trial were published in the Journal of the American College of Cardiology and three-year follow-up data was presented at the annual scientific meeting of the American College of Cardiology in March 2010. In this clinical trial, implantation of the Reducer resulted in significant clinical improvements in stress test and perfusion measurements, as well as in overall quality of life in the majority of the patients. These improvements were maintained for the three years of the study. During this period, the Reducer appeared safe and well tolerated in these patients. More recently, the Company completed COSIRA — a multi-center, double blinded sham controlled study intended to assess the safety and efficacy of the Reducer in a rigorous, controlled manner. The results of COSIRA were positive and are discussed in more detail below.

        Following this positive data from the COSIRA trial, the Company expects to pilot launch the Reducer in selected European markets in late 2014. The Company will also explore initiation of Reducer sales in other non-U.S. markets. It is anticipated that sales of the product in the United States would follow obtaining U.S. regulatory approval, if such approval is granted, as described further below.

Regulatory Status

        The Reducer is approved for sale in Europe, having received CE-mark designation in November 2011. In preparation for product launch, Neovasc has completed development of the commercial-generation Reducer and the product is currently being transferred to commercial scale manufacture. The Company has completed a clinical trial named COSIRA that is expected to provide data to support broad commercialization of the Reducer product. COSIRA is a double-blinded, randomized, sham controlled, multi-center trial of 104 patients at 11 clinical investigation sites. The study completed enrollment in early 2013 and on November 6, 2013, the Company reported topline results for its COSIRA trial assessing the efficacy and safety of the Reducer. As discussed above, the data shows that the Reducer achieved its primary endpoint, significantly improving the symptoms and functioning of patients disabled by previously untreatable refractory angina. The COSIRA trial also confirmed that the Reducer is safe and well tolerated. The safety and efficacy data from the randomized, controlled COSIRA trial is consistent with results seen in previous non-randomized pilot studies of the Reducer. Placement of the Reducer is performed using a minimally-invasive transvenous procedure that is similar to implanting a coronary stent and takes approximately 20 minutes. The Company has also initiated Registries in Europe and Israel to collect additional clinical data from patients treated with the Reducer. Data from the COSIRA trial and the patient registries is expected to provide critical support for adoption and use of the Reducer product in Europe and was presented at the American College of Cardiology 63rd Annual Scientific Session and Expo on March 29, 2014.

        Neovasc is also developing a U.S. regulatory approval strategy that will address the requirement for a larger randomized clinical trial, which is mandatory in the United States. The Company expects to begin this trial in

2015. U.S. marketing approval is expected about two to four years after the clinical trial begins. There is no assurance that U.S. regulatory approval will be granted in the time frame anticipated by management, or granted at any time in the future. The cost of the U.S. clinical trial is expected to be $15 million.

Peripatch Products

        Neovasc produces Peripatch™, an advanced biological tissue product that is manufactured from pericardium, which is the protective sac that surrounds the heart of an animal. Neovasc uses its proprietary processes to convert raw pericardial tissue from animal sources into sheets of implantable tissue that can be incorporated into third-party medical devices (for example, for use as the material for artificial heart valve leaflets or as a covering on a vascular stent). Peripatch tissue retains the mechanical characteristics of natural tissue and is readily incorporated into the body without rejection. Peripatch tissue was originally developed to fabricate artificial heart valves and has a 25-year history of successful implantation for heart valve and other surgical applications. Peripatch tissue can be manufactured to meet the mechanical and biological characteristics required for a wide variety of applications, such as aortic heart valve leaflets.

        The product line includes Peripatch surgical patches, which are rectangular patches made from bovine tissue, applied as internal bandages to repair weak or damaged organs or vessels. On October 31, 2012, Neovasc amended its agreement with LeMaitre allowing LeMaitre to exercise its option to purchase certain specific rights to Neovasc's biological vascular surgical patch technology on an accelerated basis. Under the terms of the amendment, LeMaitre is permitted to use the Peripatch technology for the sole purpose of manufacturing surgical patches that it markets as its XenoSure™ surgical patch product line. Neovasc will continue to supply LeMaitre with surgical patches until LeMaitre is able to receive appropriate regulatory approvals and start manufacture of the surgical patches themselves, anticipated around the end of 2014. At that time, Neovasc will cease manufacture of surgical patches for this specific application.

        The Company also provides a range of custom Peripatch products to industry customers for incorporation into their own products, such as transcatheter heart valves, covered stents and other specialty cardiovascular devices. These include Peripatch tissue fabricated from bovine and porcine sources and offered in a wide variety of shapes and sizes. Neovasc works closely with its industry customers to develop and supply tissue to meet their specific needs, such as for transcatheter heart valve leaflets. This often includes providing tissue in custom shapes or molded to three dimensional configurations. The Company also provides product development and specialized manufacturing services related to Peripatch tissue-based products such as transcatheter heart valves. The Company actively consults with a range of heart valve programs in order to refine their products and provide tissue to meet their needs and also provides transcatheter valve prototyping, pilot manufacture and commercial manufacture services to a range of customers.

        Although the generic method of processing tissue in a way similar to the Peripatch is widely used, the Company's competitive position stems from its own proprietary process that is supported by a 25-year implant history for use as a surgical heart valve. A company that establishes its own process will have to go through a significant and costly series of studies to prove that their process produces tissue that is suitable as a medical device. The Peripatch product has already met these requirements and has already been validated through many years of successful use in multiple applications. Neovasc's customers make the decision to use the Company's tissue rather than take on the demanding and lengthy process of developing their own tissue processing operation. As stated elsewhere in this prospectus, Neovasc is not aware of any other company in the world of that both provides such tissue and partners with customers to provide specialized heart valve development and manufacturing services.

        The basic Peripatch technology was established over 25 years ago by a third party that was a predecessor company to NMI, when the material was used to fashion the leaflets and other components in surgical heart valves. Neovasc's processing of the material is a trade secret and proprietary to the Company. However, the use of the product in transcatheter minimally invasive heart valves and other medical devices such as covered stents and artificial hearts are new uses for the technology. Appropriate testing is conducted to ensure the appropriateness and durability of the tissue for a new application before the medical device can be approved for use, and there is some additional risk when applying the technology to a new product or when amending to, or adding to, the fixation process to meet a new demand, such as for three dimensional shape setting of the tissue.

        The supply of Peripatch products and the associated product development, consulting and specialized manufacturing services related to Peripatch tissue-based products represents 100% of the Company's current revenues.

Regulatory Status

        Peripatch tissue manufactured from bovine tissue is approved for sale in the United States, the European Union and Canada. While the Company does not have stand-alone approval for its porcine tissue products, third party products fabricated from Neovasc's porcine tissue are approved for sale in European Union markets. Regulatory agencies, such as the Canadian Food Inspection Agency, regulate the import and export of such tissue. A number of third-party products which incorporate Peripatch tissue are approved for sale (i.e. such products have obtained regulatory approval, such as a CE-mark or Canadian medical device license) or have pending approvals in various markets. There is no assurance that further regulatory approvals for third-party products will be obtained.

RISK FACTORS

        Investing in our securities involves a high degree of risk. In addition to the other information included, or incorporated by reference in this prospectus or any applicable prospectus supplement, you should carefully consider the risks described below before purchasing our securities. If any of the following risks actually occur, our business, financial condition and results of operations could materially suffer. As a result, the trading price of our securities, including our common shares, could decline, and you might lose all or part of your investment. The risks set out below are not the only risks we face; risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition and results of operations. You should also refer to the other information set forth or incorporated by reference in this prospectus or any applicable prospectus supplement, including our consolidated financial statements and related notes.

 Risks Relating to Our Business

We have significant additional future capital needs and there are uncertainties as to our ability to raise additional funding.

        We require significant additional capital resources to expand our business, in particular the further development of our medical devices. Technical innovations often require substantial time and investment before we can determine commercial viability. Advancing our products, market expansion of our currently marketed products or acquisition and development of any new products or medical devices will require considerable resources and additional access to capital markets. In addition, our future cash requirements may vary materially from those now expected. For example, our future capital requirements may increase if:

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  we experience more competition for our medical devices from other medical device companies or in more markets than anticipated;

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  we experience delays or unexpected increases in costs in connection with obtaining regulatory approvals for our products in the various markets where we hope to sell our products;

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  we experience unexpected or increased costs relating to preparing, filing, prosecuting, maintaining, defending and enforcing patent claims, or other lawsuits, brought by either us or our competition;

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  we experience scientific progress sooner than expected in our discovery, research and development projects, if we expand the magnitude and scope of these activities, or if we modify our focus as a result of our discoveries;

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  we experience setbacks in our progress with pre-clinical studies and clinical trials are delayed;

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  we are required to perform additional pre-clinical studies and clinical trials; or

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  we elect to develop, acquire or license new technologies, products or businesses.

        We could potentially seek additional funding through corporate collaborations and licensing arrangements, through public or private equity or debt financing, or through other transactions. However, if sales are slow to increase or if capital market conditions in general, or with respect medical device companies such as ours, are unfavourable, our ability to obtain significant additional funding on acceptable terms, if at all, will be negatively affected. Additional financing that we may pursue may involve the sale of our common shares or financial instruments that are exchangeable for, or convertible into, our common shares which could result in significant dilution to our shareholders.

        If sufficient capital is not available, we may be required to delay our business expansion or our research and development projects, either of which could have a material adverse effect on our business, financial condition, prospects or results of operations.

We have a history of significant losses and a significant accumulated deficit.

        We may incur losses in the future and our losses may increase. We have incurred net losses in each fiscal year since inception. In the period ended December 31, 2013, we had a net loss of $6,750,250 and at December 31, 2013, we had an accumulated deficit of $78,094,003. We have increased our research and development expenses in recent periods and we plan further increases in the future as cash flows allow. The planned increases in research and development expenses may result in larger losses in future periods. As a result, we will need to generate significantly greater revenues than we have to date to achieve and maintain profitability. There can be no assurance that revenues will increase. Our business strategies may not be successful and we may not be profitable in any future period. Our operating results have varied in the past and they may continue to fluctuate in the future. In addition, our operating results may not follow any past trends.

Third parties may claim we are infringing their intellectual property and we could suffer significant litigation or licensing expenses or be prevented from selling products.

        We may be involved in substantial litigation regarding patent and other intellectual property rights in the medical device industry. We may be subject to challenges by third parties regarding our intellectual property, including, among others, claims regarding validity, enforceability, scope and effective term. From time to time, we have been and may in the future be forced to defend against claims and legal actions alleging infringement of the intellectual property rights of others, and such intellectual property litigation is typically costly and time-consuming. Adverse determinations in any such litigation could result in significant liabilities to third parties or injunctions, or could require us to seek licenses from third parties and, if such licenses are not available on commercially reasonable terms, prevent us from manufacturing, selling or using certain products, any one of which could have a material adverse effect on us. In addition, some licenses may non-exclusive, which could provide our competitors access to the same technologies.

        Third parties could also obtain patents that may require us to either redesign products or, if possible, negotiate licenses from such third parties. Such licenses may materially increase our expenses. If we are unable to redesign products or obtain a license, we might have to exit a particular product offering.

        The success of our business depends in part on our ability to obtain and maintain intellectual property protection for our technology and know-how, and operate without infringing the intellectual property rights of other. It is possible that as a result of future litigation our products currently marketed or under development may be found to infringe or otherwise violate third party intellectual property rights. A former customer has alleged that we have wrongfully used its confidential information in connection with the Tiara technology. While we believe this allegation to be without merit, the ultimate outcome of a litigation depends on numerous factors and our success in the event of any such litigation is not guaranteed. Intellectual property litigation proceedings, if instituted against us, could result in substantial costs, inability to market our products including the Tiara product, loss of our proprietary rights and diversion of our management's and technical team's attention and resources.

Our inability to protect our intellectual property could have a material adverse effect on our business.

        Our success and competitive position are dependent in part upon our proprietary intellectual property. We rely on a combination of patents and trade secrets to protect our proprietary intellectual property, and we expect to continue to do so. Although we seek to protect our proprietary rights through a variety of means, we cannot guarantee that the protective steps we have taken are adequate to protect these rights. Patents issued to or licensed by us in the past or in the future may be challenged and held invalid. The scope of our patent claims also may vary between countries, as individual countries have distinctive patent laws. In addition, as our patents expire, we may be unsuccessful in extending their protection through patent term extensions. The expiration of, or the failure to maintain or extend our patents, could have a material adverse effect on us.

        We also rely on confidentiality agreements with certain employees, consultants and other third parties to protect, in part, trade secrets and other proprietary information. These agreements could be breached and we may not have adequate remedies for such a breach. In addition, others could independently develop substantially equivalent proprietary information or gain access to our trade secrets or proprietary information.

        We may spend significant resources to enforce our intellectual property rights and such enforcement could result in litigation. Intellectual property litigation is complex and can be expensive and time-consuming. However, our efforts in this regard may not be successful. We also may not be able to detect infringement. In addition, competitors may design around our technology or develop competing technologies. Patent litigation can result in substantial cost and diversion of effort. Intellectual property protection may also be unavailable or limited in some foreign countries, enabling our competitors to capture increased market position. The invalidation of key intellectual property rights or an unsuccessful outcome in lawsuits filed to protect our intellectual property could have a material adverse effect on our financial condition, results of operations or prospects.

We have substantial competition in the medical device industry and with respect to our products.

        The medical device industry is highly competitive and is characterized by extensive research and development and rapid technological change. Many companies, as well as research organizations, currently engage in, or have in the past engaged in, efforts related to the development of medical devices in the same therapeutic areas as we do. Due to the size of the cardiovascular market and the large unmet medical need for products that treat cardiovascular illnesses, a number of the world's largest medical device companies are developing, or could potentially develop, products that could compete with ours.

        Many of the companies developing competing technologies and products may have significantly greater financial resources and expertise in discovery, research and development, manufacturing, pre-clinical studies and clinical testing, obtaining regulatory approvals and marketing than we do. Other smaller companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. Academic institutions, government agencies and other public and private research organizations may also conduct research, seek patent protection and establish collaborative arrangements for discovery, research, clinical development and marketing of products similar to ours. There is a risk that one or more of our competitors may develop more effective or more affordable products than us and that such competitors will commercialize products that will render our medical devices obsolete. We face competition with respect to product efficacy and safety, ease of use and adaptability to various modes of administration, acceptance by physicians, the timing and scope of regulatory approvals, availability of resources, reimbursement coverage, price and patent positions of others. In addition, these companies and institutions also compete with us in recruiting and retaining qualified personnel. If we fail to develop new products or enhance our existing products in the face of such strong competition, such competition could have a material adverse effect on our business, financial condition or results of operations.

We are subject to the risks associated with product liability claims, insurance and recalls.

        Our products have undergone extensive clinical testing and have been approved by the applicable regulatory authorities. However, despite all reasonable efforts to ensure safety, it is possible that we or our partners may sell products which are defectively manufactured or labeled, contain defective components or are misused. Our products may also fail to meet patient expectations or produce harmful side effects. Such unexpected quality, safety or efficacy issues may be caused by a number of factors, including manufacturing defects, failure to adhere to good clinical practices, failure to adhere to good manufacturing practices, non-compliance with clinical protocols or the presence of other harmful conditions in a clinical trial inadequacies of product-related information conveyed to physicians or patients, or other factors or circumstances unique to the patient. Whether or not scientifically justified, such unexpected safety or efficacy concerns can arise and may lead to product recalls, loss of or delays in market acceptance, market withdrawals, or declining sales, as well as product liability, consumer fraud and/or other claims. Additionally, we may be exposed to product liability claims from patients in clinical trials. Such liability might result from claims made directly by consumers or by medical device companies or others selling such products. It is impossible to predict the scope of injury or liability from such defects or unexpected reactions, or the impact on the market for such products of any allegations of these claims, even if unsupported, or the measure of damages which might be imposed as a result of any claims or the cost of defending such claims. Substantial damage awards and/or settlements have been handed down — notably in the United States and other common law jurisdictions — against medical device companies based on claims for injuries allegedly caused by the use of their products. Although our shareholders would not have personal liability for such damages, the expenses of litigation or settlements, or both, in connection with any such injuries or alleged injuries and the amount of any award imposed on us in excess of existing insurance coverage, if any, may have a material adverse impact on us and on the price of our common shares. In addition, we may not be able to avoid significant product liability exposure even if we take appropriate precautions, including maintaining product liability coverage (subject to deductibles and maximum payouts). Any liability that we may have as a result could have a material adverse effect on our business, financial condition and results of operations, to the extent insurance coverage for such liability is not available. Product liability claims in the future, regardless of their ultimate outcome, could have a material adverse effect on our reputation and on our ability to attract and retain customers for our products.

If we are not able to convince public payors and hospitals to include our products on their approved product lists, our revenues may not meet expectations and our business, results of operations and financial condition may be adversely affected.

        The direct cost of implanting or using our medical devices is seldom paid by individual patients. Successful commercialization of such devices will depend largely upon the availability of reimbursement for the surgery and medical costs associated with the product from third-party payers. We expect that our products will be purchased by health-care providers, clinics, and hospitals that will subsequently bill various third-party payers such as government programs and private insurance plans. These expectant payers carefully review and increasingly challenge the prices charged for medical devices and services. Provincial government sponsored health programs in Canada and similar programs in the United States reimburse hospitals a pre-determined fixed amount for the costs associated with a particular procedure based on the patient's discharge diagnosis and similarly reimburse the surgeon or physician based on the procedure performed, without taking into consideration the actual costs incurred by either party or the actual cost of the device. New products are being scrutinized increasingly with respect to whether or not they will be covered by the various health plans and at what level of reimbursement. Third-party payers may determine that our products are unnecessary, not cost-effective, too experimental, or are primarily intended for non-approved indications.

Our business may be materially adversely affected by new legislation, new regulatory requirements, and the continuing efforts of governmental and third party payors to contain or reduce the costs of healthcare through various means, including the U.S. healthcare reform signed in 2010.

        The government and regulatory authorities in Canada, the United States, Europe and other markets in which we sell our products may propose and adopt new legislation and regulatory requirements relating to medical product approval criteria and manufacturing requirements. Such legislation or regulatory requirements, or the failure to comply with such, could adversely impact our operations and could have a material adverse effect on our business, financial condition and results of operations.

        The growth of overall healthcare costs as a percentage of gross domestic product in many countries means that governments and payors are under intense pressure to control healthcare spending even more tightly. These pressures are particularly strong given the ongoing effects of the recent global economic and financial crisis, including the continuing debt crisis in certain countries in Europe, and the risk of a similar crisis in the United States. As a result, our businesses and the healthcare industry in general are operating in an ever more challenging environment with very significant pricing pressures. In recent years, national, federal, provincial, state, and local officials and legislators have proposed, or are reportedly considering proposing, a variety of price based reforms to the healthcare systems in the European Union, the United States and other countries. Some proposals include measures that would limit or eliminate payments for certain medical procedures and treatments or subject pricing to government control. Furthermore, in certain foreign markets, the pricing or profitability of healthcare products is subject to government controls and other measures that have been prepared by legislators and government officials. While we cannot predict whether any such legislative or regulatory proposals or reforms will be adopted, the adoption of any such proposals or reforms could adversely affect the commercial viability of our existing and potential products.

        In March 2010, U.S. President Obama signed into law the Patient Protection and Affordable Care Act and the Health Care and Education Affordability Reconciliation Act of 2010. Certain provisions of the law will not be effective for a number of years and there are many programs and requirements for which the details have not yet been fully established or consequences not fully understood, and it is unclear what the full impacts will be from the law. The legislation imposes new taxes on medical device makers in the form of a 2.3% excise tax on all U.S. medical device sales. Under the legislation, the total cost to the medical device industry is expected to be approximately U.S.$20 billion over 10 years. The new tax could materially and adversely affect our business, cash flows and results of operations. The law also focuses on a number of Medicare provisions aimed at improving quality and decreasing costs. It is uncertain at this point what negative unintended consequences these provisions will have on patient access to new technologies. The Medicare provisions include value-based payment programs, increased funding of comparative effectiveness research, reduced hospital payments for avoidable readmissions and hospital acquired conditions, and pilot programs to evaluate alternative payment methodologies that promote care coordination (such as bundled physician and hospital payments). Additionally, the law includes a reduction in the annual rate of inflation for Medicare payments to hospitals that began in 2011 and the establishment of an independent payment advisory board to recommend ways of reducing the rate of growth in Medicare spending beginning in 2014. We cannot predict what health care programs and regulations will be ultimately implemented at the federal or state level, or the effect of any future legislation or regulation. However, any changes that lower reimbursement for our products or reduce medical procedure volumes could adversely affect our business and results of operations.

Our products are continually the subject of clinical trials conducted by us, our competitors, or other third parties, the results of which may be unfavorable, or perceived as unfavorable, and could have a material adverse effect on our business, financial condition, and results of operations.

        The regulatory approval process for new products and new indications for existing products requires extensive clinical trials and procedures, including early clinical experiences and regulatory studies. Unfavorable or inconsistent clinical data from current or future clinical trials or procedures conducted by us, our competitors, or third parties, or perceptions regarding this clinical data, could adversely affect our ability to obtain necessary approvals and the market's view of our future prospects. Such clinical trials and procedures are inherently uncertain and there can be no assurance that these trials or procedures will be completed in a timely or cost-effective manner or result in a commercially viable product. Failure to successfully complete these trials or procedures in a timely and cost-effective manner could have a material adverse effect on our prospects. Clinical trials or procedures may experience significant setbacks even after earlier trials have shown promising results. Further, preliminary results from clinical trials or procedures may be contradicted by subsequent clinical analysis. In addition, results from our clinical trials or procedures may not be supported by actual long-term studies or clinical experience. If preliminary clinical results are later contradicted, or if initial results cannot be supported by actual long-term studies or clinical experience, our business could be adversely affected. Clinical trials or procedures may be suspended or terminated by us or regulatory authorities at any time if it is believed that the trial participants face unacceptable health risks.

        A number of companies in the medical device industry have suffered significant setbacks in advanced clinical trials, even after positive results in earlier trials. Clinical results are frequently susceptible to varying interpretations that may delay, limit or prevent regulatory approvals. Negative or inconclusive results or adverse medical events during a clinical trial could cause a clinical trial to be delayed, repeated or terminated. In addition, failure to construct appropriate clinical trial protocols could result in the test or control group experiencing a disproportionate number of adverse events and could cause a clinical trial to be repeated or terminated.

Use of our products in unapproved circumstances could expose us to liabilities.

        The marketing approval from the Food & Drug Administration ("FDA") and other regulators of certain of our products are, or are expected to be, limited to specific indications. We are prohibited by law from marketing or promoting any unapproved use of our products. Physicians, however, can use these products in most jurisdictions in ways or circumstances other than those strictly within the scope of the regulatory approval. Although the product training we provide to physicians and other health care professionals is limited to approved uses or for clinical trials, no assurance can be given that claims might not be asserted against us if our products are used in ways or for procedures that are not approved.

Our industry is the subject of numerous governmental investigations into marketing and other business practices. These investigations could result in the commencement of civil and/or criminal proceedings, substantial fines, penalties, and/or administrative remedies, divert the attention of our management, and have an adverse effect on our financial condition and results of operations.

        Our industry is the subject of numerous governmental investigations into marketing and other business practices. This has included increased regulation, enforcement, inspections, and governmental investigations of the medical device industry and disclosure of financial relationships with health care professionals. These investigations could result in the commencement of civil and/or criminal proceedings, substantial fines, penalties, and/or administrative remedies, divert the attention of our management, and have an adverse effect on our financial condition and results of operations. We anticipate that the government will continue to scrutinize our industry closely, and that additional regulation by governmental authorities, both foreign and domestic, may increase compliance costs, exposure to litigation and other adverse effects to our operations.

Our products are subject to extensive regulation, which can be costly and time consuming, cause unanticipated delays, or prevent the receipt of the required approvals to commercialize products.

        The pre-clinical and clinical trials of any products developed by us and the manufacturing, labeling, sale, distribution, export or import, marketing, advertising and promotion of any of those products are subject to rigorous regulation by federal, provincial, state and local governmental authorities. Our medical devices are principally regulated in the United States by the FDA, in Canada by the Health Canada (particularly, the Therapeutic Products Directorate), in the European Union by the European Medicines Agency ("EMA"), and by other similar regulatory authorities in other jurisdictions. Government regulation substantially increases the cost and risk of researching, developing, manufacturing and selling products. Following several widely publicized issues in recent years, the FDA and similar regulatory authorities in other jurisdictions have become increasingly focused on product safety. This development has led to requests for more clinical trial data, for the inclusion of a significantly higher number of patients in clinical trials and for more detailed analysis of trial results. Consequently, the process of obtaining regulatory approvals, particularly from the FDA, has become more costly, time consuming and challenging than in the past. Any product developed by us or our future collaborative partners, if any, must receive all relevant regulatory approvals or clearances from the applicable regulatory authorities before it may be marketed and sold in a particular country.

Any of our products that receive regulatory approval could be subject to extensive post-market regulation that can affect sales, marketing and profitability.

        With respect to any products for which we obtain regulatory approval, we will be subject to post-marketing regulatory obligations, including the requirements by the FDA, EMA and similar agencies in other jurisdictions to maintain records regarding product safety and to report to regulatory authorities serious or unexpected adverse events. The occurrence of unanticipated serious adverse events or other safety problems could cause the governing agencies to impose significant restrictions on the indicated uses for which the product may be marketed, impose other restrictions on the distribution or sale of the product or require potentially costly post-approval studies. In addition, post-market discovery of previously unknown safety problems or increased severity or significance of a pre-existing safety signal could result in withdrawal of the product from the market and product recalls. Compliance with extensive post-marketing record keeping and reporting requirements requires a significant commitment of time and funds, which may limit our ability to successfully commercialize approved products.

Our industry is subject to health and safety risks.

        We produce products for human implantation and use. While we take substantial precautions such as laboratory and clinical testing, clinical studies, quality control and assurance testing and controlled production methods, the associated health and safety risks cannot be eliminated. Our products may be found to be, or to contain substances that are harmful to the health of our patients and customers and which, in extreme cases, may cause serious health conditions or death. This sort of finding may expose us to substantial risk of litigation and liability.

        Further, we could be forced to discontinue production of certain products, which would harm our profitability. Neovasc maintains product liability insurance coverage; however, there is no guarantee that our current coverage will be sufficient or that we can secure insurance coverage in the future at commercially viable rates or with the appropriate limits.

Consolidation in the health care industry could have an adverse effect on our revenues and results of operations.

        Many health care industry companies, including health care systems, are consolidating to create new companies with greater market power. Organizations such as GPOs, independent delivery networks, and large single accounts such as the United States Veterans Administration, continue to consolidate purchasing decisions for many of our health care provider customers. As a result, transactions with customers are larger, more complex, and tend to involve more long-term contracts. The purchasing power of these larger customers has increased, and may continue to increase, causing downward pressure on product pricing. If we are not one of the providers selected by one of these organizations, we may be precluded from making sales to its members or participants. Even if we are one of the selected providers, we may be at a disadvantage relative to other selected providers that are able to offer volume discounts based on purchases of a broader range of medical equipment and supplies. Further, we may be required to commit to pricing that has a material adverse effect on our revenues and profit margins, business, financial condition and results of operations. We expect that market demand, governmental regulation, third-party reimbursement policies and societal pressures will continue to change the worldwide health care industry, resulting in further business consolidations and alliances, which may exert further downward pressure on the prices of our products and could adversely impact our business, financial condition, and results of operations.

Our approved products may not achieve or maintain expected levels of market acceptance, which could have a material adverse effect on our business, financial condition and results of operations and could cause the market value of our securities to decline.

        Even if we are able to obtain regulatory approvals for our products, the success of those products is dependent upon achieving and maintaining market acceptance. New medical devices that appear promising in development may fail to reach the market or may have only limited or no commercial success. Levels of market acceptance for our products could be impacted by several factors, many of which are not within our control, including but not limited to:

  •
  safety, efficacy, convenience and cost-effectiveness of our products compared to products of our competitors;

  •
  scope of approved uses and marketing approval;

  •
  timing of market approvals and market entry;

  •
  difficulty in, or excessive costs to, manufacture;

  •
  infringement or alleged infringement of the patents or intellectual property rights of others;

  •
  availability of alternative products from our competitors;

  •
  acceptance of the price of our products; and

  •
  ability to market our products effectively at the retail level.

        In addition, the success of any new product will depend on our ability to either successfully build our in-house sales capabilities or to secure new, or to realize the benefits of existing arrangements with third-party marketing or distribution partners. Seeking out, evaluating and negotiating marketing or distribution agreements may involve the commitment of substantial time and effort and may not ultimately result in an agreement. In addition, the third-party marketing or distribution partners may not be as successful in promoting our products as we had anticipated. If we are unable to commercialize new products successfully, whether through a failure to achieve market acceptance, a failure to build our own in-house sales capabilities, a failure to secure new marketing partners or to realize the benefits of our arrangements with existing marketing partners, there may be a material adverse effect on our business, financial condition and results of operations and it could cause the market value of our securities to decline.

        In addition, by the time any products are ready to be commercialized, the proposed market for these products may have changed. Our estimates of the number of patients who have received or might have been candidates to use a specific product may not accurately reflect the true market or market prices for such products or the extent to which such products, if successfully developed, will actually be used by patients. Our failure to successfully introduce and market our products that are under development would have a material adverse effect on our business, financial condition, and results of operations.

The manufacture of our products is highly regulated and complex and we may experience supply interruptions that could harm our ability to manufacture products.

        We use a broad range of raw and organic materials and other items in the design and manufacture of our products. Our products are manufactured from treated natural animal tissue and man-made materials. Our non-implantable products are manufactured from man-made raw materials including resins, chemicals, electronics and metals. We purchase certain of the materials and components used in the manufacture of our products from external suppliers, and we purchase certain supplies from single sources for reasons of quality assurance, cost-effectiveness, availability or constraints resulting from regulatory requirements. General economic conditions could adversely affect the financial viability of our suppliers, resulting in their inability to provide materials and components used in the manufacture of our products. While we work closely with suppliers to monitor their financial viability and to assure continuity of supply and maintain high quality and reliability, these efforts may not be successful. In addition, due to the rigorous regulations and requirements of regulatory authorities regarding the manufacture of our products (including the need for approval of any change in supply arrangements), we may have difficulty establishing additional or replacement sources on a timely basis or at all if the need arises. Although alternative supplier options are considered and identified, we typically do not pursue regulatory qualification of alternative sources due to the strength of our existing supplier relationships and the time and expense associated with the regulatory validation process. A change in suppliers could require significant effort or investment in circumstances where the items supplied are integral to product performance or incorporate unique technology, and the loss of any existing supply contract could have a material adverse effect on us.

        In particular, the Tiara valve is made up of two major components: the leaflets and skirt, which are made from the Peripatch and the nitinol frame, which is manufactured by a well-established specialty manufacturer in the medical device industry. However, if this supplier were unable to provide the nitinol frame in the future, it would seriously impact the further development of the Tiara device.

        Regulatory agencies from time to time have limited or banned the use of certain materials used in the manufacture of medical device products. In these circumstances, transition periods typically provide time to arrange for alternative materials.

We are dependent on limited products for substantially all of our current revenues. If the volume or price of these products decline or the costs of related manufacturing, distribution or marketing increase, it could have a material adverse effect on our business, financial condition and results of operations and could cause the market value of our securities to decline.

        Sales of a limited number of our products represent substantially all of our current revenues. If the volume or pricing of our existing significant products decline in the future, or our cost to manufacture, distribute our existing significant products increase in the future, our market our business, financial condition and results of operations could be materially adversely affected and this could cause the market value of our securities to decline. In addition, if these products were to become subject to any other issues, such as material adverse changes in prescription growth rates, unexpected side effects, regulatory proceedings, material product liability litigation, publicity affecting doctor or patient confidence or pressure from competitive products, the adverse impact on our business, financial condition, results of operations and the market value of our securities could be significant.

We are dependent upon our key personnel to achieve our business objectives.

        As a technology-driven company, intellectual input from key management and personnel is critical to achieve our business objectives. Consequently, our ability to retain these individuals and attract other qualified individuals is critical to our success. The loss of the services of key individuals might significantly delay or prevent achievement of our business objectives. In addition, because of a relative scarcity of individuals with the high degree of education and scientific achievement required for our business, competition among medical device companies for qualified employees is intense and, as a result, we may not be able to attract and retain such individuals on acceptable terms, or at all. In addition, other than our lead engineer on Tiara, we do not maintain "key person" life insurance on any of our officers, employees, or consultants, and so any delay in replacing such persons, or an inability to replace them with persons of similar expertise, would have a material adverse effect on our business, financial condition and results of operations.

        We also have relationships with scientific collaborators at academic and other institutions, some of whom conduct research at our request or assist us in formulating our research and development strategies. These scientific collaborators are not our employees and may have commitments to, or consulting or advisory contracts with, other entities that may limit their availability to us. In addition, even though our collaborators are required to sign confidentiality agreements prior to working with us, they may have arrangements with other companies to assist such other companies in developing technologies that may prove competitive to us.

        Incentive provisions for our key executives include the granting of stock options that vest over time, designed to encourage such individuals to stay with us. However, a low share price, whether as a result of disappointing progress in our sales or development programs or as a result of market conditions generally, could render such agreements of little value to our key executives. In such event, our key executives could be susceptible to being hired away by our competitors who could offer a better compensation package. If we are unable to attract and retain key personnel our business, financial conditions and results of operations may be adversely affected.

The continuing development of many of our products depends upon us maintaining strong relationships with physicians.

        If we fail to maintain our working relationships with physicians, many of our products may not be developed and marketed in line with the needs and expectations of the professionals who use and support our products, which could cause a decline in our earnings and profitability. The research, development, marketing, and sales of our new and improved products is dependent upon our maintaining working relationships with physicians. We rely on these professionals to provide us with considerable knowledge and experience regarding the development, marketing, and sale of our products. Physicians assist us as researchers, marketing and product consultants, inventors, and public speakers. If we are unable to maintain our strong relationships with these professionals and continue to receive their advice and input, the development and marketing of our products could suffer, which could have a material adverse effect on our consolidated earnings, financial condition, and/or cash flows.

We may face exposure to adverse movements in foreign currency exchange rates.

        Our business has expanded internationally and as a result, a significant portion of our revenues, expenses, current assets and current liabilities are preliminary denominated in Euros, United States dollars and other foreign currencies but our financial statements are expressed in Canadian dollars. A decrease in the value of such foreign currencies relative to the Canadian dollar could result in losses in revenues from currency exchange rate fluctuations. To date, we have not hedged against risks associated with foreign exchange rate exposure.

If we were to lose our foreign private issuer status under U.S. federal securities laws, we would likely incur additional expenses associated with compliance with the U.S. securities laws applicable to U.S. domestic issuers.

        As a foreign private issuer, as defined in Rule 3b-4 under the Exchange Act, we are exempt from certain of the provisions of the U.S. federal securities laws. For example, the U.S. proxy rules and the Section 16 reporting and "short swing" profit rules do not apply to foreign private issuers. However, if we were to lose our status as a foreign private issuer, these regulations would immediately apply and we would also be required to commence reporting on forms required of U.S. companies, such as Forms 10-K, 10-Q and 8-K, rather than the forms currently available to us, such as Forms 40-F and 6-K. Compliance with these additional disclosure and timing requirements under these securities laws would likely result in increased expenses and would require our management to devote substantial time and resources to comply with new regulatory requirements. Further, to the extent that we were to offer or sell our securities outside of the United States, we would have to comply with the more restrictive Regulation S requirements that apply to U.S. companies, and we would no longer be able to utilize the multijurisdictional disclosure system forms for registered offerings by Canadian companies in the United States, which could limit our ability to access the capital markets in the future.

Failure to comply with the U.S. Foreign Corrupt Practices Act ("FCPA"), as well as the anti-bribery laws of the nations in which we conduct business (such as the UK's Bribery Act or the Corruption of Foreign Public Officials Act of Canada ("CFPOA")), could subject us to penalties and other adverse consequences.

        Our business is subject to the FCPA which generally prohibits companies and company employees from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. The FCPA also requires companies to maintain accurate books and records and internal controls, including at foreign-controlled subsidiaries. In addition, we are subject to other anti-bribery laws of the nations in which we conduct business that apply similar prohibitions as the FCPA (e.g., the UK's Bribery Act, the CFPOA and the OECD Anti-Bribery Convention). Our employees or other agents may, without our knowledge and despite our efforts, engage in prohibited conduct under our policies and procedures and the FCPA or other anti-bribery laws that we may be subject to for which we may be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

Legislative actions, potential new accounting pronouncements, and higher insurance costs are likely to impact our future financial position or results of operations.

        Future changes in financial accounting standards may cause adverse, unexpected revenue fluctuations and affect our financial position or results of operations. New pronouncements and varying interpretations of pronouncements have occurred with greater frequency and are expected to occur in the future. Compliance with changing regulations of corporate governance and public disclosure may result in additional expenses. All of these uncertainties are leading generally toward increasing insurance costs, which may adversely affect our business, results of operations and our ability to purchase any such insurance, at acceptable rates or at all, in the future.

We may or may not successfully identify and complete corporate transactions on favorable terms or achieve anticipated synergies relating to any acquisitions or alliances, and such acquisitions could result in unforeseen operating difficulties and expenditures, require significant management resources and require significant charges.

        As a part of our growth strategy, we regularly explore potential acquisitions of complementary businesses, technologies, services or products as well as potential strategic alliances or divestitures of assets or a sale of the Company. We may be unable to find suitable acquisition candidates or appropriate partners with which to form alliances. Even if we identify appropriate acquisition or alliance candidates, we may be unable to complete the acquisitions or alliances on favorable terms, if at all. Acquisition activities can be thwarted by overtures from competitors for the targeted candidates, government regulation and replacement product developments in our industry. In addition, the process of integrating an acquired business, technology, service or product into our existing operations could result in unforeseen difficulties and expenditures. Integration of an acquired company often requires significant expenditures as well as significant management resources that otherwise would be available for ongoing development of our other businesses. Moreover, we may not realize the anticipated financial or other benefits of an acquisition or alliance.

        We may be required to take charges or write-downs in connection with acquisitions. In particular, acquisitions of businesses engaged in the development of new products may give rise to in-process research and development assets. To the extent that the value of these assets declines, we may be required to write down the value of the assets. Also, in connection with certain asset acquisitions, we may be required to take an immediate charge related to acquired in-process research and development. Either of these situations could result in substantial charges, which could adversely affect our results of operations.

        Future acquisitions could also involve the issuance of equity securities, the incurrence of debt, contingent liabilities or amortization of expenses related to other intangible assets, any of which could adversely impact our financial condition or results of operations. In addition, equity or debt financing required for such acquisitions may not be available.

        Any corporate transaction will be accompanied by certain risks including but not limited to:

  •
  exposure to unknown liabilities of acquired companies and the unknown issues with any associated technologies or research;

  •
  higher than anticipated acquisition costs and expenses;

  •
  exposure to other companies' shares that shareholders could receive as consideration for our shares in a corporate transaction;

  •
  the difficulty and expense of integrating operations, systems, and personnel of acquired companies;

  •
  disruption of our ongoing business;

  •
  inability to retain key customers, distributors, vendors and other business partners of the acquired company; and

  •
  diversion of management's time and attention.

        We may not be able to successfully overcome these risks and other problems associated with acquisitions and this may adversely affect our business, financial condition or results of operations.

We may face risks associated with our manufacturing operations.

        Manufacturing operations are subject to numerous unanticipated technological problems and delays. Our manufacturing processes, products and their various components are, and will be, subject to regulations specified by the various regulatory bodies such as Health Canada and the FDA. There can be no assurance that we will be able to comply with all stated manufacturing regulations. Failure or delay by us to comply with such regulations or to satisfy regulatory inspections could have an adverse effect on our business and operations.

        Additionally, two critical components of the Reducer are not readily available. The balloon portion of the delivery system is technically challenging to manufacture and the Reducer stent, while a basic technology, must be manufactured in Israel due to restrictions on the transfer of intellectual property and manufacturing out of Israel stemming from certain research grants received by Neovasc Medical prior to the acquisition in July 2008.

        Additionally, two critical components of the Reducer are not readily available: i) the balloon portion of the delivery system is technically challenging to manufacture and is currently manufactured by a single source, and ii) the Reducer stent is a basic technology, but the Company chooses to manufacture the Reducer stent in Israel to comply with restrictions on the transfer of intellectual property and manufacturing out of Israel stemming from certain research grants received by Neovasc Medical prior to the acquisition in July 2008 and to minimize the amount to be repaid on those grants.

Anti-takeover provisions could discourage a third party from making a takeover offer that could be beneficial to our shareholders.

        Some of the provisions in our articles of incorporation and by-laws could delay or prevent a third party from acquiring us or replacing members of our board of directors, even if the acquisition or the replacements would be beneficial to our shareholders. Such provisions include the following:

  •
  shareholders cannot amend our articles of incorporation unless at least two-thirds of the shares entitled to vote approve the amendment; and

  •
  our board of directors can, without shareholder approval, issue preferred shares having any terms, conditions, rights and preferences that the board determines.

        These provisions could also reduce the price that certain investors might be willing to pay for our securities and result in the market price for our securities, including the market price for our common shares, being lower than it would be without these provisions.

Use of our products may increase the risk of animal disease.

        Our critical raw material used in most of our customers' devices is animal derived pericardial tissue. As this raw material is derived from an animal, it is subject to many inconsistencies and potential risks. The most notable risk is the disease Bovine Spongiform Encephalopathy ("BSE"), also known as mad cow disease which can arise from bovine tissue. Although the tissue originates from the United States where strict controls are in place to prevent diseased animals from being processed, it cannot be assured that the livestock in the United States will remain free from BSE. There is also no assurance that our supplier will regularly deliver tissue with the specifications required to manufacture its products.

Conflicts of interest may arise among the Company's officers and directors as a result of their involvement with other issuers.

        Certain of our directors and officers serve as directors, officers, promoters and members of management of other companies and, therefore, it is possible that a conflict may arise between their duties as a director or officer, and their duties as a director or officer of such other companies. There can be no assurance that in the carrying out of their duties with respect to us, these persons will not find themselves in situations which could give rise to conflicts of interest. There can be no assurance that if conflicts do arise, they will be resolved in a manner favourable to us. There can be no assurance that future transactions or arrangements between the companies and any of such entities will be advantageous to us.

Anti-takeover provisions could discourage a third party from making a takeover offer that could be beneficial to our shareholders.

        Some of the provisions in our articles of incorporation and by-laws could delay or prevent a third party from acquiring us or replacing members of our board of directors, even if the acquisition or the replacements would be beneficial to our shareholders. Such provisions include the following:

  •
  shareholders cannot amend our articles of incorporation unless at least two-thirds of the shares entitled to vote approve the amendment; and

  •
  our board of directors can, without shareholder approval, issue preferred shares having any terms, conditions, rights and preferences that the board determines.

        These provisions could also reduce the price that certain investors might be willing to pay for our securities and result in the market price for our securities, including the market price for our common shares, being lower than it would be without these provisions.

A period of significant growth can place a strain on management systems.

        If we experience a period of significant growth in the number of personnel, this could place a strain upon its management systems and resources. Our future will depend in part on the ability of its officers and other key employees to implement and improve its financial and management controls, reporting systems and procedures on a timely basis and to expand, train and manage its employee workforce. There can be no assurance that we will be able to effectively manage such growth. Our failure to do so could have a material adverse effect upon our business, prospects, results of operation and financial condition.

Significant shareholders of the Company could influence our business operations and sales of our shares by such significant shareholders could influence our share price.

        Frost Gamma Investments Trust (the "Frost Group") is a significant shareholder of the Company holding approximately 31% of our common shares. The exercise of voting rights associated with shares held by the Frost Group at meetings of shareholders may have significant influences on our business operations. Also, the Frost Group owns shares for the purpose of investment, and therefore, if the Frost Group sells those shares in the market in the future, it could have significant influences on our share price, depending on the market environment at the time of such sale.

The Company has a history of negative operating cash flow and may continue to experience negative operating cash flow.

        The Company had negative operating cash flow for the financial years ended December 31, 2012 and December 31, 2013. The Company anticipates that it will continue to have negative cash flow until such time, if at all, that profitable commercial production is achieved with either the Reducer or Tiara products. To the extent that the Company has negative cash flow in future periods, the Company may need to allocate a portion of its cash reserves to fund such negative cash flow. The Company may also be required to raise additional funds through the issuance of equity or debt securities. There can be no assurance that additional capital or other types of financing will be available when needed or that these financings will be on terms favourable to the Company.

Risks Relating to the Offering

There is currently no market through which our securities, other than our common shares, may be sold.

        There is currently no market through which our securities, other than our common shares, may be sold and, unless otherwise specified in the applicable prospectus supplement, our preferred shares, debt securities, subscription receipts, units and warrants will not be listed on any securities or stock exchange or any automated dealer quotation system. As a consequence, purchasers may not be able to resell preferred shares, debt securities, subscription receipts, units or warrants purchased under this prospectus. This may affect the pricing of our securities, other than our common shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation. There can be no assurance that an active trading market for our securities, other than our common shares, will develop or, if developed, that any such market will be sustained.

Our common share price has experienced volatility and may be subject to fluctuation in the future based on market conditions.

        The market prices for the securities of medical device companies, including our own, have historically been highly volatile. The market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of any particular company. In addition, because of the nature of our business, certain factors such as our announcements, competition from new therapeutic products or technological innovations, government regulations, fluctuations in our operating results, results of clinical trials, public concern regarding the safety of drugs generally, general market conditions and developments in patent and proprietary rights can have an adverse impact on the market price of our common shares. For example, since January 1, 2014, the closing price of our common shares on the TSXV has ranged from a low of C$3.44 to a high of C$7.85.

        Any negative change in the public's perception of our prospects could cause the price of our securities, including the price of our common shares, to decrease dramatically. Furthermore, any negative change in the public's perception of the prospects of medical device companies in general could depress the price of our securities, including the price of our common shares, regardless of our results. Following declines in the market price of a company's securities, securities class-action litigation is often instituted. Litigation of this type, if instituted, could result in substantial costs and a diversion of our management's attention and resources.

Future issuances of equity securities by us or sales by our existing shareholders may cause the price of our securities to fall.

        The market price of our equity securities could decline as a result of issuances of securities by us or sales by our existing shareholders of common shares in the market, or the perception that these sales could occur, during the currency of this prospectus. Sales of our common shares by shareholders pursuant to this prospectus or otherwise might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate. With an additional sale or issuance of equity securities, investors will suffer dilution of their voting power and may experience dilution in earnings per share.

You may be unable to enforce actions against us, certain of our directors and officers, or the experts named in this prospectus under U.S. federal securities laws.

        We are a company continued under the federal laws of Canada. Most of our directors and officers, as well as the experts named in this prospectus, reside principally in Canada. Because all or a substantial portion of our assets and the assets of these persons are located outside of the United States, it may not be possible for you to effect service of process within the United States upon us or those persons. Furthermore, it may not be possible for you to enforce against us or those persons in the United States, judgments obtained in U.S. courts based upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States. There is doubt as to the enforceability, in original actions in Canadian courts, of liabilities based upon U.S. federal securities laws and as to the enforceability in Canadian courts of judgments of U.S. courts obtained in actions based upon the civil liability provisions of the U.S. federal securities laws. Therefore, it may not be possible to enforce those actions against us, certain of our directors and officers or the experts named in this prospectus.

The debt securities will be unsecured and will rank equally in right of payment with all of our other future unsecured debt.

        The debt securities will be unsecured and will rank equally in right of payment with all of our other existing and future unsecured debt. The debt securities will be effectively subordinated to all of our existing and future secured debt to the extent of the assets securing such debt. If we are involved in any bankruptcy, dissolution, liquidation or reorganization, the secured debt holders would, to the extent of the value of the assets securing the secured debt, be paid before the holders of unsecured debt securities, including the debt securities. In that event, a holder of debt securities may not be able to recover any principal or interest due to it under the debt securities.

Anti-takeover provisions could discourage a third party from making a takeover offer that could be beneficial to our shareholders.

        Some of the provisions in our articles of incorporation and by-laws could delay or prevent a third party from acquiring us or replacing members of our board of directors, even if the acquisition or the replacements would be beneficial to our shareholders. Such provisions include the following:

  •
  shareholders cannot amend our articles of incorporation unless at least two-thirds of the shares entitled to vote approve the amendment; and

  •
  our board of directors can, without shareholder approval, issue preferred shares having any terms, conditions, rights and preferences that the board determines.

        These provisions could also reduce the price that certain investors might be willing to pay for our securities and result in the market price for our securities, including the market price for our common shares, being lower than it would be without these provisions.

We will have broad discretion in the use of the net proceeds of an offering of our securities and may not use them to effectively manage our business.

        We will have broad discretion over the use of the net proceeds from an offering of our securities. Because of the number and variability of factors that will determine our use of such proceeds, our ultimate use might vary substantially from our planned use. You may not agree with how we allocate or spend the proceeds from an offering of our securities. We may pursue acquisitions, collaborations or clinical trials that do not result in an increase in the market value of our securities, including the market value of our common shares, and may increase our losses.

We do not intend to pay dividends in the foreseeable future.

        We have never declared or paid any dividends on our common shares. We intend, for the foreseeable future, to retain our future earnings, if any, to finance our commercial activities and further research and the expansion of our business. The payment of future dividends, if any, will be reviewed periodically by our board of directors and will depend upon, among other things, conditions then existing including earnings, financial conditions, cash on hand, financial requirements to fund our commercial activities, development and growth, and other factors that our board of directors may consider appropriate in the circumstances.

We may be treated as a passive foreign investment company, which could result in adverse U.S. federal income tax consequences for U.S. investors.

        U.S. investors should be aware that they could be subject to certain adverse U.S. federal income tax consequences in the event that we are classified as a passive foreign investment company ("PFIC") for U.S. federal income tax purposes. The determination of whether we are a PFIC for a taxable year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations, and the determination will depend on the composition of our income, expenses and assets from time to time and the nature of the activities performed by our officers and employees. Prospective investors should carefully read the tax discussion in any applicable prospectus supplement for more information and consult their own tax advisers regarding the likelihood and consequences of the Company being treated as a PFIC for U.S. federal income tax purposes, including the advisability of making certain elections that may mitigate certain possible adverse U.S. federal income tax consequences but may result in an inclusion in gross income without receipt of such income.

USE OF PROCEEDS

        Unless we otherwise indicate in a prospectus supplement, we currently intend to use the net proceeds from the sale of our securities to advance our business objectives outlined above under "Our Strategy". More detailed information regarding the use of proceeds from the sale of securities, including any determinable milestones at the applicable time, will be described in any applicable prospectus supplement.

PRIOR SALES

        The following table sets forth information in respect of our common shares that we issued upon the exercise of options granted under our incentive stock option plan during the previous twelve month period:

Exercise Date	Number of Shares	Exercise Price
July 26, 2013	2,300	C$0.96
August 15, 2013	5,800	C$0.91
October 25, 2013	10,000	C$1.15
January 27, 2014	17,222	C$0.01
February 1, 2014	55,000	C$0.40

Total	190,322

        The following table sets forth information in respect of options to acquire our common shares that we granted under our incentive stock option plan during the previous twelve month period.

Grant Date	Number of Options	Grant Price
June 14, 2013	45,000	C$2.70
October 4, 2013	153,753	C$2.50
November 8, 2013	20,000	C$4.25
November 11, 2013	10,000	C$4.25
April 16, 2014	1,670,000	C$6.50
May 12, 2014	150,000	C$6.80

Total	2,048,753

        The following table sets forth information in respect of our common shares that we issued, other than on exercise of stock options as set out above, during the previous twelve month period.

Issuance Date	Number of Shares	Issue Price
May 6, 2013	20,000	C$1.25
May 14, 2013	15,000	C$1.25
June 6, 2013	10,000	C$1.25
June 17, 2013	20,000	C$1.25
June 20, 2013	15,000	C$1.25
July 3, 2013	23,750	C$1.25
July 12, 2013	12,500	C$1.25
July 18, 2013	89,200	C$1.25
July 23, 2013	28,300	C$1.25
August 9, 2013	135,000	C$1.25
August 14, 2013	89,000	C$1.25
March 26, 2014	4,192,000	C$6.00

Total	4,649,750

        No other common shares, preferred shares, debt securities or warrants, or securities exchangeable or convertible into common shares, preferred shares, debt securities or warrants have been issued during the twelve month period preceding the date of this prospectus.

 MARKET FOR SECURITIES

        Our common shares are listed on the TSXV in Canada (trading symbol: NVC). The following table sets forth, for the periods indicated, the reported high and low prices (in Canadian dollars) and volume traded on the TSXV.

Month	High	Low	Close	Volume
April 2013	2.600	2.350	2.500	30,512
May 2013	2.600	2.350	2.530	127,598
June 2013	3.000	2.350	2.950	444,598
July 2013	2.850	2.390	2.630	140,156
August 2013	3.000	2.550	2.750	122,119
September 2013	2.750	2.170	2.350	101,710
October 2013	3.680	2.300	3.340	296,838
November 2013	4.550	3.090	4.290	757,241
December 2013	4.250	3.070	4.100	281,011
January 2014	4.530	3.440	3.440	249,008
February 2014	7.250	4.150	6.500	384,633
March 2014	7.850	6.000	6.700	358,405
April 2014	7.240	6.240	6.640	116,149
May 1 – 12, 2014	7.120	6.240	6.800	57,569

EARNINGS COVERAGE

        If we offer debt securities having a term to maturity in excess of one year or preferred shares under this prospectus and any applicable prospectus supplement, the applicable prospectus supplement will include earnings coverage ratios giving effect to the issuance of such securities.

CONSOLIDATED CAPITALIZATION

        Since December 31, 2013, the date of our financial statements for the most recently completed financial period, there have been no material changes in our consolidated share and loan capital other than as outlined under "Prior Sales". For information on the issuance of shares pursuant to the exercise of options pursuant to our incentive stock option plan and common share purchase warrants, see "Prior Sales".

DESCRIPTION OF SHARE CAPITAL

        Our authorized share capital consists of an unlimited number of common shares and an unlimited number of preferred shares. As of the date of this prospectus, we had 52,579,302 common shares and nil preferred shares of any series issued and outstanding. In addition, as of the date of this prospectus, there were 10,430,698 common shares issuable upon the exercise of outstanding stock options, of which 1,100,000 remain subject to the approval of the TSXV and the Company's shareholders prior to their exercise, and no outstanding common share purchase warrants.

Common Shares

        All of our common shares are of the same class and, once issued, rank equally as to entitlement to dividends, voting powers (one vote per common share) and participation in assets upon dissolution, liquidation or winding-up. No common shares have been issued subject to call or assessment. Our common shares contain no pre-emptive or conversion rights and have no provisions for redemption or purchase for cancellation, surrender, or sinking or purchase funds. Provisions as to the modification, amendment or variation of such rights or provisions are contained in our articles and by-laws and in the CBCA. See "Risk Factors — Anti-takeover provisions could discourage a third party from making a takeover offer that could be beneficial to our shareholders".

Preferred Shares

        We may issue our preferred shares from time to time in one or more series. The terms of each series of preferred shares, including the number of shares, the designation, rights, preferences, privileges, priorities, restrictions, conditions and limitations, will be determined at the time of creation of each such series by our board of directors, without shareholder approval, provided that all preferred shares will rank equally within their class as to dividends and distributions in the event of our dissolution, liquidation or winding-up.

DESCRIPTION OF DEBT SECURITIES

        In this description of debt securities, "we", "us", "our" or "Neovasc" refer to Neovasc Inc., but not to its subsidiaries. This section describes the general terms that will apply to any debt securities issued pursuant to this prospectus. We may issue debt securities in one or more series under an indenture, or the indenture, to be entered into between us and one or more trustees. The indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the CBCA. A copy of the form of the indenture will be filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. The following description sets forth certain general terms and provisions of the debt securities and is not intended to be complete. For a more complete description, prospective investors should refer to the indenture and the terms of the debt securities. If debt securities are issued, we will describe in the applicable prospectus supplement the particular terms and provisions of any series of the debt securities and a description of how the general terms and provisions described below may apply to that series of the debt securities. Prospective investors should rely on information in the applicable prospectus supplement and not on the following information to the extent that the information in such prospectus supplement is different from the following information.

        We may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus.

General

        The indenture will not limit the aggregate principal amount of debt securities that we may issue under the indenture and will not limit the amount of other indebtedness that we may incur. The indenture will provide that we may issue debt securities from time to time in one or more series and may be denominated and payable in U.S. dollars, Canadian dollars or any foreign currency. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be our unsecured obligations. The indenture will also permit us to increase the principal amount of any series of the debt securities previously issued and to issue that increased principal amount.

        The applicable prospectus supplement for any series of debt securities that we offer will describe the specific terms of the debt securities and may include, but is not limited to, any of the following:

  •
  the title of the debt securities;

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  the aggregate principal amount of the debt securities;

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  the percentage of principal amount at which the debt securities will be issued;

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  whether payment on the debt securities will be senior or subordinated to our other liabilities or obligations;

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  whether the payment of the debt securities will be guaranteed by any other person;

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  the date or dates, or the methods by which such dates will be determined or extended, on which we may issue the debt securities and the date or dates, or the methods by which such dates will be determined or extended, on which we will pay the principal and any premium on the debt securities and the portion (if less than the principal amount) of debt securities to be payable upon a declaration of acceleration of maturity;

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  whether the debt securities will bear interest, the interest rate (whether fixed or variable) or the method of determining the interest rate, the date from which interest will accrue, the dates on which we will pay interest and the record dates for interest payments, or the methods by which such dates will be determined or extended;

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  the place or places we will pay principal, premium, if any, and interest and the place or places where debt securities can be presented for registration of transfer or exchange;

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  whether and under what circumstances we will be required to pay any additional amounts for withholding or deduction for Canadian taxes with respect to the debt securities, and whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;

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  whether we will be obligated to redeem or repurchase the debt securities pursuant to any sinking or purchase fund or other provisions, or at the option of a holder and the terms and conditions of such redemption;

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  whether we may redeem the debt securities at our option and the terms and conditions of any such redemption;

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  the denominations in which we will issue any registered debt securities, if other than denominations of U.S.$1,000 and any multiple of U.S.$l,000 and, if other than denominations of U.S.$5,000, the denominations in which any unregistered debt security shall be issuable;

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  whether we will make payments on the debt securities in a currency or currency unit other than U.S. dollars or by delivery of our common shares or other property;

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  whether payments on the debt securities will be payable with reference to any index or formula;

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  whether we will issue the debt securities as global securities and, if so, the identity of the depositary for the global securities;

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  whether we will issue the debt securities as unregistered securities (with or without coupons), registered securities or both;

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  the periods within which and the terms and conditions, if any, upon which we may redeem the debt securities prior to maturity and the price or prices of which and the currency or currency units in which the debt securities are payable;

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  any changes or additions to events of default or covenants;

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  the applicability of, and any changes or additions to, the provisions for defeasance described under "Defeasance" below;

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  whether the holders of any series of debt securities have special rights if specified events occur;

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  any mandatory or optional redemption or sinking fund or analogous provisions;

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  the terms, if any, for any conversion or exchange of the debt securities for any other securities;

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  rights, if any, on a change of control;

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  provisions as to modification, amendment or variation of any rights or terms attaching to the debt securities; and

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  any other terms, conditions, rights and preferences (or limitations on such rights and preferences) including covenants and events of default which apply solely to a particular series of the debt securities being offered which do not apply generally to other debt securities, or any covenants or events of default generally applicable to the debt securities which do not apply to a particular series of the debt securities.

        Unless stated otherwise in the applicable prospectus supplement, no holder of debt securities will have the right to require us to repurchase the debt securities and there will be no increase in the interest rate if we become involved in a highly leveraged transaction or we have a change of control.

        We may issue debt securities bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and offer and sell these securities at a discount below their stated principal amount. We may also sell any of the debt securities for a foreign currency or currency unit, and payments on the debt securities may be payable in a foreign currency or currency unit. In any of these cases, we will describe certain Canadian federal and U.S. federal income tax consequences and other special considerations in the applicable prospectus supplement.

        We may issue debt securities with terms different from those of debt securities previously issued and, without the consent of the holders thereof, we may reopen a previous issue of a series of debt securities and issue additional debt securities of such series (unless the reopening was restricted when such series was created).

Ranking and Other Indebtedness

        Unless otherwise indicated in an applicable prospectus supplement, our debt securities will be unsecured obligations and will rank equally with all of our other unsecured and unsubordinated debt from time to time outstanding and equally with other securities issued under the indenture. The debt securities will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries.

        Our board of directors may establish the extent and manner, if any, to which payment on or in respect of a series of debt securities will be senior or will be subordinated to the prior payment of our other liabilities and obligations and whether the payment of principal, premium, if any, and interest, if any, will be guaranteed by any other person and the nature and priority of any security.

Debt Securities in Global Form

The Depositary and Book-Entry

        Unless otherwise specified in the applicable prospectus supplement, a series of the debt securities may be issued in whole or in part in global form as a "global security" and will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable prospectus supplement relating to that series. Unless and until exchanged, in whole or in part, for the debt securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of the successor.

        The specific terms of the depositary arrangement with respect to any portion of a particular series of the debt securities to be represented by a global security will be described in the applicable prospectus supplement relating to such series. We anticipate that the provisions described in this section will apply to all depositary arrangements.

        Upon the issuance of a global security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the debt securities represented by the global security to the accounts of such persons, designated as "participants", having accounts with such depositary or its nominee. Such accounts shall be designated by the underwriters, dealers or agents participating in the distribution of the debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States may require that certain purchasers of securities take physical delivery of such securities in definitive form.

        So long as the depositary for a global security or its nominee is the registered owner of the global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have a series of the debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of such series of the debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.

        Any payments of principal, premium, if any, and interest, if any, on global securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. None of us, the trustee or any paying agent for the debt securities represented by the global securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that the depositary for a global security or its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name", and will be the responsibility of such participants.

Discontinuance of Depositary's Services

        If a depositary for a global security representing a particular series of the debt securities is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue such series of the debt securities in definitive form in exchange for a global security representing such series of the debt securities. If an event of default under the indenture has occurred and is continuing, debt securities in definitive form will be printed and delivered upon written request by the holder to the trustee. In addition, we may at any time and in our sole discretion determine not to have a series of the debt securities represented by a global security and, in such event, will issue a series of the debt securities in definitive form in exchange for all of the global securities representing that series of debt securities.

Debt Securities in Definitive Form

        A series of the debt securities may be issued in definitive form, solely as registered securities, solely as unregistered securities or as both registered securities and unregistered securities. Registered securities will be issuable in denominations of U.S.$1,000 and integral multiples of U.S.$1,000 and unregistered securities will be issuable in denominations of U.S.$5,000 and integral multiples of U.S.$5,000 or, in each case, in such other denominations as may be set out in the terms of the debt securities of any particular series. Unless otherwise indicated in the applicable prospectus supplement, unregistered securities will have interest coupons attached.

        Unless otherwise indicated in the applicable prospectus supplement, payment of principal, premium, if any, and interest, if any, on the debt securities (other than global securities) will be made at the office or agency of the trustee, or at our option we can pay principal, interest, if any, and premium, if any, by check mailed or delivered to the address of the person entitled at the address appearing in the security register of the trustee or electronic funds wire or other transmission to an account of the person entitled to receive payments. Unless otherwise indicated in the applicable prospectus supplement, payment of interest, if any, will be made to the persons in whose name the debt securities are registered at the close of business on the day or days specified by us.

        At the option of the holder of debt securities, registered securities of any series will be exchangeable for other registered securities of the same series, of any authorized denomination and of a like aggregate principal amount and tenor. If, but only if, provided in an applicable prospectus supplement, unregistered securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. In such event, unregistered securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such unregistered security, but will be payable only to the holder of such coupon when due in accordance with the terms of the indenture. Unless otherwise specified in an applicable prospectus supplement, unregistered securities will not be issued in exchange for registered securities.

        The applicable prospectus supplement may indicate the places to register a transfer of the debt securities in definitive form. Except for certain restrictions set forth in the indenture, no service charge will be payable by the holder for any registration of transfer or exchange of the debt securities in definitive form, but we may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

        We shall not be required to:

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  issue, register the transfer of or exchange any series of the debt securities in definitive form during a period beginning at the opening of business 15 days before any selection of securities of that series of the debt securities to be redeemed and ending on the relevant redemption date if the debt securities for which such issuance, registration or exchange is requested may be among those selected for redemption;

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  register the transfer of or exchange any registered security in definitive form, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

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  exchange any unregistered security called for redemption except to the extent that such unregistered security may be exchanged for a registered security of that series and like tenor; provided that such registered security will be simultaneously surrendered for redemption with written instructions for payment consistent with the provisions of the indenture; or

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  issue, register the transfer of or exchange any of the debt securities in definitive form which have been surrendered for repayment at the option of the holder, except the portion, if any, thereof not to be so repaid.

Merger, Amalgamation or Consolidation

        The indenture will provide that we may not consolidate with or amalgamate or merge with or into any other person, enter into any statutory arrangement with any person or convey, transfer or lease our properties and assets substantially as an entirety to another person, unless among other items:

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  we are the surviving person, or the resulting, surviving or transferee person, if other than us, is organized and existing under the laws of the United States, any state thereof or the District of Columbia, Canada, or any province or territory thereof, or, if the amalgamation, merger, consolidation, statutory arrangement or other transaction would not impair the rights of holders, any other country;

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  the successor person (if not us) assumes all of our obligations under the debt securities and the indenture; and

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  we or such successor person will not be in default under the indenture immediately after the transaction.

        When such a person assumes our obligations in such circumstances, subject to certain exceptions, we shall be discharged from all obligations under the debt securities and the indenture.

Provision of Financial Information

        We will file with the trustee, within 20 days after we file or furnish them with the SEC, copies of our annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which we are required to file or furnish with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

        Notwithstanding that we may not remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, we will continue to provide the trustee:

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  within 20 days after the time periods required for the filing or furnishing of such forms by the SEC, annual reports on Form 40-F or Form 20-F, as applicable, or any successor form; and

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  within 20 days after the time periods required for the filing of such forms by the SEC, reports on Form 6-K (or any successor form), which, regardless of applicable requirements shall, at a minimum, contain such information required to be provided in quarterly reports under the laws of Canada or any province thereof to security holders of a company with securities listed on the TSXV, whether or not we have any of the debt securities listed on such exchange. Each of such reports, to the extent permitted by the rules and regulations of the SEC, will be prepared in accordance with Canadian disclosure requirements and generally accepted accounting principles provided, however, that we shall not be obligated to file or furnish such reports with the SEC if the SEC does not permit such filings.

Events of Default

        Unless otherwise specified in the applicable prospectus supplement relating to a particular series of debt securities, the following is a summary of events which will, with respect to any series of the debt securities, constitute an event of default under the indenture with respect to the debt securities of that series:

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  we fail to pay principal of, or any premium on, any debt security of that series when it is due and payable;

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  we fail to pay interest or any additional amounts payable on any debt security of that series when it becomes due and payable, and such default continues for 30 days;

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  we fail to make any required sinking fund or analogous payment for that series of debt securities;

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  we fail to observe or perform any of the covenants described in the section "— Merger, Amalgamation or Consolidation" for a period of 30 days;

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  we fail to comply with any of our other agreements in the indenture that affect or are applicable to the debt securities for 60 days after written notice by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of the outstanding debt securities of any series affected thereby;

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  a default (as defined in any indenture or instrument under which we or one of our subsidiaries has at the time of the indenture relating to this prospectus or will thereafter have outstanding any indebtedness) has occurred and is continuing, or we or any of our subsidiaries has failed to pay principal amounts with respect to such indebtedness at maturity and such event of default or failure to pay has resulted in such indebtedness under such indentures or instruments being declared due, payable or otherwise being accelerated, in either event so that an amount in excess of the greater of U.S.$5,000,000 and 2% of our shareholders' equity will be or become due, payable and accelerated upon such declaration or prior to the date on which the same would otherwise have become due, payable and accelerated, or the accelerated indebtedness, and such acceleration will not be rescinded or annulled, or such event of default or failure to pay under such indenture or instrument will not be remedied or cured, whether by payment or otherwise, or waived by the holders of such accelerated indebtedness, then (i) if the accelerated indebtedness will be as a result of an event of default which is not related to the failure to pay principal or interest on the terms, at the times, and on the conditions set out in any such indenture or instrument, it will not be considered an event of default for the purposes of the indenture governing the debt securities relating to this prospectus until 30 days after such indebtedness has been accelerated, or (ii) if the accelerated indebtedness will occur as a result of such failure to pay principal or interest or as a result of an event of default which is related to the failure to pay principal or interest on the terms, at the times, and on the conditions set out in any such indenture or instrument, then (A) if such accelerated indebtedness is, by its terms, non-recourse to us or our subsidiaries, it will be considered an event of default for purposes of the indenture governing the debt securities relating to this prospectus; or (B) if such accelerated indebtedness is recourse to us or our subsidiaries, any requirement in connection with such failure to pay or event of default for the giving of notice or the lapse of time or the happening of any further condition, event or act under such indenture or instrument in connection with such failure to pay or event of default will be applicable together with an additional seven days before being considered an event of default for the purposes of the indenture relating to this prospectus;

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  certain events involving our bankruptcy, insolvency or reorganization; and

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  any other event of default provided for in that series of debt securities.

        A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the debt securities of any default, except in the payment of principal or premium, if any, or interest, if any, if in good faith it considers it in the interests of the holders to do so.

        If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series, subject to any subordination provisions, may require us to repay immediately:

  •
  the entire principal and interest and premium, if any, of the debt securities of the series; or

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  if the debt securities are discounted securities, that portion of the principal as is described in the applicable prospectus supplement.

        If an event of default relates to events involving our bankruptcy, insolvency or reorganization, the principal of all debt securities will become immediately due and payable without any action by the trustee or any holder. Subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of the affected series can rescind this accelerated payment requirement. If debt securities are discounted securities, the applicable prospectus supplement will contain provisions relating to the acceleration of maturity of a portion of the principal amount of the discounted securities upon the occurrence or continuance of an event of default.

        Other than its duties in case of a default, the trustee is not obligated to exercise any of the rights or powers that it will have under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in aggregate principal amount of any series of debt securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

        We will be required to furnish to the trustee a statement annually as to our compliance with all conditions and covenants under the indenture and, if we are not in compliance, we must specify any defaults. We will also be required to notify the trustee as soon as practicable upon becoming aware of any event of default.

        No holder of a debt security of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

  •
  the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of the affected series;

  •
  the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by an event of default have made a written request, and the holders have offered reasonable indemnity, to the trustee to institute a proceeding as trustee; and

  •
  the trustee has failed to institute a proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of the series affected by an event of default a direction inconsistent with the request, within 60 days after their notice, request and offer of indemnity.

        However, such above-mentioned limitations do not apply to a suit instituted by the holder of a debt security for the enforcement of payment of the principal of or any premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.

Defeasance

        When we use the term "defeasance", we mean discharge from some or all of our obligations under the indenture. Unless otherwise specified in the applicable prospectus supplement, if we deposit with the trustee sufficient cash or government securities to pay the principal, interest, if any, premium, if any, and any other sums due to the stated maturity date or a redemption date of the debt securities of a series, then at our option:

  •
  we will be discharged from the obligations with respect to the debt securities of that series; or

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  we will no longer be under any obligation to comply with certain restrictive covenants under the indenture, and certain events of default will no longer apply to us.

        If this happens, the holders of the debt securities of the affected series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and the replacement of lost, stolen or mutilated debt securities. These holders may look only to the deposited fund for payment on their debt securities.

        To exercise our defeasance option, we must deliver to the trustee:

  •
  an opinion of counsel in the United States to the effect that the holders of the outstanding debt securities of the affected series will not recognize a gain or loss for U.S. federal income tax purposes as a result of a defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

  •
  an opinion of counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the holders of the outstanding debt securities of the affected series will not recognize income, or a gain or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of a defeasance and will be subject to Canadian federal, provincial or territorial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had the defeasance not occurred; and

  •
  a certificate of one of our officers and an opinion of counsel, each stating that all conditions precedent provided for relating to defeasance have been complied with.

        If we are to be discharged from our obligations with respect to the debt securities, and not just from our covenants, the U.S. opinion must be based upon a ruling from or published by the United States Internal Revenue Service or a change in law to that effect.

        In addition to the delivery of the opinions described above, the following conditions must be met before we may exercise our defeasance option:

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  no event of default or event that, with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing for the debt securities of the affected series;

  •
  we are not an "insolvent person" within the meaning of applicable bankruptcy and insolvency legislation; and

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  other customary conditions precedent are satisfied.

Modification and Waiver

        Modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification. However, without the consent of each holder affected, no modification may:

  •
  change the stated maturity of the principal of, premium, if any, or any installment of interest, if any, on any debt security;

  •
  reduce the principal, premium, if any, or rate of interest, if any, or any obligation to pay any additional amounts;

  •
  reduce the amount of principal of a debt security payable upon acceleration of its maturity;

  •
  change the place or currency of any payment;

  •
  affect the holder's right to require us to repurchase the debt securities at the holder's option;

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  impair the right of the holders to institute a suit to enforce their rights to payment;

  •
  adversely affect any conversion or exchange right related to a series of debt securities;

  •
  change the percentage of debt securities required to modify the indenture or to waive compliance with certain provisions of the indenture; or

  •
  reduce the percentage in principal amount of outstanding debt securities necessary to take certain actions.

        The holders of a majority in principal amount of outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive, insofar as only that series is concerned, past defaults under the indenture and compliance by us with certain restrictive provisions of the indenture. However, these holders may not waive a default in any payment on any debt security or compliance with a provision that cannot be modified without the consent of each holder affected.

        We may modify the indenture without the consent of the holders to:

  •
  evidence our successor under the indenture;

  •
  add covenants or surrender any right or power for the benefit of holders;

  •
  add events of default;

  •
  provide for unregistered securities to become registered securities under the indenture and make other such changes to unregistered securities that in each case do not materially and adversely affect the interests of holders of outstanding securities;

  •
  establish the forms of the debt securities;

  •
  appoint a successor trustee under the indenture;

  •
  add provisions to permit or facilitate the defeasance or discharge of the debt securities as long as there is no material adverse effect on the holders;

  •
  cure any ambiguity, correct or supplement any defective or inconsistent provision, make any other provisions in each case that would not materially and adversely affect the interests of holders of outstanding securities and related coupons, if any;

  •
  comply with any applicable laws of the United States and Canada in order to effect and maintain the qualification of the indenture under the Trust Indenture Act; or

  •
  change or eliminate any provisions where such change takes effect when there are no securities outstanding under the indenture.

Governing Law

        The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

The Trustee

        The trustee under the indenture or its affiliates may provide banking and other services to us in the ordinary course of their business.

        The indenture will contain certain limitations on the rights of the trustee, as long as it or any of its affiliates remains our creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The trustee and its affiliates will be permitted to engage in other transactions with us. If the trustee or any affiliate acquires any conflicting interest and a default occurs with respect to the debt securities, the trustee must eliminate the conflict or resign.

Resignation of Trustee

        The trustee may resign or be removed with respect to one or more series of the debt securities and a successor trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of debt securities, each such trustee shall be a trustee of a trust under the indenture separate and apart from the trust administered by any other such trustee, and any action described herein to be taken by the "trustee" may then be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee.

Consent to Service

        In connection with the indenture, we will designate and appoint CT Corporation System, 111 Eighth Avenue, New York, New York, 10011, as our authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the indenture or the debt securities that may be instituted in any U.S. federal or New York state court located in the Borough of Manhattan, in the City of New York, or brought by the trustee (whether in its individual capacity or in its capacity as trustee under the indenture), and will irrevocably submit to the non-exclusive jurisdiction of such courts.

Enforceability of Judgments

        Since all or substantially all of our assets, as well as the assets of some of our directors and officers, are outside the United States, any judgment obtained in the United States against us or certain of our directors or officers, including judgments with respect to the payment of principal on the debt securities, may not be collectible within the United States.

        We have been advised that the laws of the Province of British Columbia and the federal laws of Canada applicable therein permit an action to be brought against us in a court of competent jurisdiction in the Province of British Columbia on any final and conclusive judgment in personam of any federal or state court located in the State of New York, or a New York Court, which is subsisting and unsatisfied for a sum certain with respect to the enforcement of the indenture and the debt securities that is not impeachable as void or voidable under the internal laws of the State of New York if: (1) the New York Court rendering such judgment had jurisdiction over the judgment debtor, as recognized by the courts of the Province of British Columbia (and submission by us in the indenture to the jurisdiction of the New York Court will be sufficient for that purpose); (2) proper service of process in respect of the proceedings in which such judgment was obtained was made in accordance with New York law; (3) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as such terms are understood under the laws of the Province of British Columbia, the federal laws of Canada or contrary to any order made by the Attorney General of Canada and under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada); (4) the enforcement of such judgment would not be contrary to the laws of general application limiting the enforcement of creditors' rights, including bankruptcy, reorganization, winding-up, moratorium and similar laws, and does not constitute, directly or indirectly, the enforcement of foreign laws which a court in the Province of British Columbia would characterize as revenue, expropriatory or penal laws; (5) in an action to enforce a default judgment, the judgment does not contain a manifest error on its face; (6) the action to enforce such judgment is commenced within the appropriate limitation period; (7) interest payable on the debt securities is not characterized by a court in the Province of British Columbia as interest payable at a criminal rate within the meaning of Section 347 of the Criminal Code (Canada); and (8) the judgment does not conflict with another final and conclusive judgment in the same cause of action; except that a court in the Province of British Columbia may stay an action to enforce a foreign judgment if an appeal of a judgment is pending or time for appeal has not expired; and except that any court in the Province of British Columbia may give judgment only in Canadian dollars.

        We have been advised that there is doubt as to the enforceability in Canada by a court in original actions, or in actions to enforce judgments of U.S. courts, of civil liabilities predicated solely upon the U.S. federal securities laws.

DESCRIPTION OF WARRANTS

General

        This section describes the general terms that will apply to any warrants for the purchase of common shares, or equity warrants, or for the purchase of debt securities, or debt warrants.

        We may issue warrants independently or together with other securities, and warrants sold with other securities may be attached to or separate from the other securities. Warrants will be issued under one or more warrant indentures or warrant agency agreements to be entered into by us and one or more banks or trust companies acting as warrant agent.

        This summary of some of the provisions of the warrants is not complete. The statements made in this prospectus relating to any warrant agreement and warrants to be issued under this prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement. You should refer to the warrant indenture or warrant agency agreement relating to the specific warrants being offered for the complete terms of the warrants. A copy of any warrant indenture or warrant agency agreement relating to an offering or warrants will be filed by us with the securities regulatory authorities in applicable Canadian offering jurisdictions and the United States after we have entered into it.

        The applicable prospectus supplement relating to any warrants that we offer will describe the particular terms of those warrants and include specific terms relating to the offering.

        Original purchasers of warrants (if offered separately) will have a contractual right of rescission against us in respect of the exercise of such warrant. The contractual right of rescission will entitle such original purchasers to receive, upon surrender of the underlying securities acquired upon exercise of the warrant, the total of the amount paid on original purchase of the warrant and the amount paid upon exercise, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the exercise takes place within 180 days of the date of the purchase of the warrant under the applicable prospectus supplement; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the warrant under the applicable prospectus supplement. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

        Original purchasers are further advised that in certain provinces the statutory right of action for damages in connection with a prospectus misrepresentation is limited to the amount paid for the security that was purchased under a prospectus, and therefore a further payment at the time of exercise may not be recoverable in a statutory action for damages. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province for the particulars of these rights, or consult with a legal advisor.

Equity Warrants

        The particular terms of each issue of equity warrants will be described in the applicable prospectus supplement. This description will include, where applicable:

  •
  the designation and aggregate number of equity warrants;

  •
  the price at which the equity warrants will be offered;

  •
  the currency or currencies in which the equity warrants will be offered;

  •
  the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

  •
  the number of common shares that may be purchased upon exercise of each equity warrant and the price at which and currency or currencies in which the common shares may be purchased upon exercise of each equity warrant;

  •
  the terms of any provisions allowing or providing for adjustments in (i) the number and/or class of shares that may be purchased, (ii) the exercise price per share or (iii) the expiry of the equity warrants;

  •
  whether we will issue fractional shares;

  •
  whether we have applied to list the equity warrants or the underlying shares on a stock exchange;

  •
  the designation and terms of any securities with which the equity warrants will be offered, if any, and the number of the equity warrants that will be offered with each security;

  •
  the date or dates, if any, on or after which the equity warrants and the related securities will be transferable separately;

  •
  whether the equity warrants will be subject to redemption and, if so, the terms of such redemption provisions;

  •
  material U.S. and Canadian federal income tax consequences of owning the equity warrants; and

  •
  any other material terms or conditions of the equity warrants.

Debt Warrants

        The particular terms of each issue of debt warrants will be described in the related prospectus supplement. This description will include, where applicable:

  •
  the designation and aggregate number of debt warrants;

  •
  the price at which the debt warrants will be offered;

  •
  the currency or currencies in which the debt warrants will be offered;

  •
  the designation and terms of any securities with which the debt warrants are being offered, if any, and the number of the debt warrants that will be offered with each security;

  •
  the date or dates, if any, on or after which the debt warrants and the related securities will be transferable separately;

  •
  the principal amount of debt securities that may be purchased upon exercise of each debt warrant and the price at which and currency or currencies in which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

  •
  the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

  •
  the minimum or maximum amount of debt warrants that may be exercised at any one time;

  •
  whether the debt warrants will be subject to redemption, and, if so, the terms of such redemption provisions;

  •
  material U.S. and Canadian federal income tax consequences of owning the debt warrants; and

  •
  any other material terms or conditions of the debt warrants.

        Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.

DESCRIPTION OF UNITS

        Neovasc may issue units, which may consist of one or more common shares, warrants or any combination of securities as is specified in the relevant prospectus supplement. In addition, the relevant prospectus supplement relating to an offering of units will describe all material terms of any units offered, including, as applicable:

  •
  the designation and aggregate number of units being offered;

  •
  the price at which the units will be offered;

  •
  the designation, number and terms of the securities comprising the units and any agreement governing the units;

  •
  the date or dates, if any, on or after which the securities comprising the units will be transferable separately;

  •
  whether it will apply to list the units on any exchange;

  •
  material U.S. and Canadian income tax consequences of owning the units, including, how the purchase price paid for the units will be allocated among the Securities comprising the units; and

  •
  any other material terms or conditions of the units.

 DESCRIPTION OF SUBSCRIPTION RECEIPTS

        We may issue subscription receipts, which will entitle holders thereof to receive, upon satisfaction of certain release conditions and for no additional consideration, common shares, warrants or any combination thereof. Subscription receipts will be issued pursuant to one or more subscription receipt agreements (each, a "Subscription Receipt Agreement"), each to be entered into between the Company and an escrow agent (the "Escrow Agent") that will be named in the relevant prospectus supplement. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. If underwriters or agents are used in the sale of any subscription receipts, one or more of such underwriters or agents may also be a party to the subscription agreement governing the subscription receipts sold to or through such underwriter or agent.

        The following description sets forth certain general terms and provisions of subscription receipts that may be issued hereunder and is not intended to be complete. The statements made in this prospectus relating to any Subscription Receipt Agreement and subscription receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement. Prospective investors should refer to the Subscription Receipt Agreement relating to the specific subscription receipts being offered for the complete terms of the subscription receipts. We will file a copy of any Subscription Receipt Agreement relating to an offering of subscription receipts with the securities regulatory authorities in Canada and the United States after it has entered into it.

General

        The prospectus supplement and the Subscription Receipt Agreement for any subscription receipts that we may offer will describe the specific terms of the subscription receipts offered. This description may include, but may not be limited to, any of the following, if applicable:

  •
  the designation and aggregate number of subscription receipts being offered;

  •
  the price at which the subscription receipts will be offered;

  •
  the designation, number and terms of the common shares, warrants or a combination thereof to be received by the holders of subscription receipts upon satisfaction of the release conditions, and any procedures that will result in the adjustment of those numbers;

  •
  the conditions (the "Release Conditions") that must be met in order for holders of subscription receipts to receive, for no additional consideration, the common shares, warrants or a combination thereof;

  •
  the procedures for the issuance and delivery of the common shares, warrants or a combination thereof to holders of subscription receipts upon satisfaction of the Release Conditions;

  •
  whether any payments will be made to holders of subscription receipts upon delivery of the common shares, warrants or a combination thereof upon satisfaction of the Release Conditions;

  •
  the identity of the Escrow Agent;

  •
  the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of subscription receipts, together with interest and income earned thereon (collectively, the "Escrowed Funds"), pending satisfaction of the Release Conditions;

  •
  the terms and conditions pursuant to which the Escrow Agent will hold common shares, warrants or a combination thereof pending satisfaction of the Release Conditions;

  •
  the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions;

  •
  if the subscription receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commissions in connection with the sale of the subscription receipts;

  •
  procedures for the refund by the Escrow Agent to holders of subscription receipts of all or a portion of the subscription price of their subscription receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

  •
  any contractual right of rescission to be granted to initial purchasers of subscription receipts in the event that this prospectus, the prospectus supplement under which subscription receipts are issued or any amendment hereto or thereto contains a misrepresentation;

  •
  any entitlement of Neovasc to purchase the subscription receipts in the open market by private agreement or otherwise;

  •
  whether Neovasc will issue the subscription receipts as global securities and, if so, the identity of the depository for the global securities;

  •
  whether Neovasc will issue the subscription receipts as bearer securities, as registered securities or both;

  •
  provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms of the subscription receipts, including upon any subdivision, consolidation, reclassification or other material change of the common shares, warrants or other Neovasc securities, any other reorganization, amalgamation, merger or sale of all or substantially all of the Company's assets or any distribution of property or rights to all or substantially all of the holders of common shares;

  •
  whether Neovasc will apply to list the subscription receipts on any exchange;

  •
  material U.S. and Canadian federal income tax consequences of owning the subscription receipts; and

  •
  any other material terms or conditions of the subscription receipts.

Rights of Holders of Subscription Receipts Prior to Satisfaction of Release Conditions

        The holders of subscription receipts will not be, and will not have the rights of, shareholders of Neovasc. Holders of subscription receipts are entitled only to receive common shares, warrants or a combination thereof on exchange of their subscription receipts, plus any cash payments, all as provided for under the Subscription Receipt Agreement and only once the Release Conditions have been satisfied. If the Release Conditions are not satisfied, holders of subscription receipts shall be entitled to a refund of all or a portion of the subscription price thereof and all or a portion of the pro rata share of interest earned or income generated thereon, all as provided in the Subscription Receipt Agreement.

Escrow

        The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Company (and, if the subscription receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the subscription receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of subscription receipts will receive a refund of all or a portion of the subscription price for their subscription receipts, plus their pro-rata entitlement to interest earned or income generated on such amount, if provided for in the Subscription Receipt Agreement, in accordance with the terms of the Subscription Receipt Agreement. Common shares or warrants may be held in escrow by the Escrow Agent and will be released to the holders of subscription receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Modifications

        The Subscription Receipt Agreement will specify the terms upon which modifications and alterations to the subscription receipts issued thereunder may be made by way of a resolution of holders of subscription receipts at a meeting of such holders or consent in writing from such holders. The number of holders of subscription receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

        The Subscription Receipt Agreement will also specify that the Company may amend any Subscription Receipt Agreement and the subscription receipts, without the consent of the holders of the subscription receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of the holder of outstanding subscription receipts or as otherwise specified in the Subscription Receipt Agreement.

        The foregoing summary of certain of the principal provisions of the securities is a summary of anticipated terms and conditions only and is qualified in its entirety by the description in the applicable prospectus supplement under which any securities are being offered.

 CERTAIN INCOME TAX CONSIDERATIONS

        The applicable prospectus supplement may describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada or to an investor who is a resident of Canada of acquiring, owning and disposing of any of our securities offered thereunder. The applicable prospectus supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any of our securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code), including, to the extent applicable, such consequences relating to debt securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special items.

SELLING SECURITYHOLDERS

        Our common shares may be sold under this prospectus by way of a secondary offering by or for the account of certain of our securityholders. The prospectus supplement that we will file in connection with any offering of our common shares by selling securityholders will include the following information:

  •
  the names of the selling securityholders;

  •
  the number or amount of our common shares owned, controlled or directed by each selling securityholder;

  •
  the number or amount of our common shares being distributed for the account of each selling securityholder;

  •
  the number or amount of securities to be owned by the selling securityholders after the distribution and the percentage that number or amount represents of the total number of our outstanding securities; and

  •
  whether our common shares are owned by the selling securityholders both of record and beneficially, of record only or beneficially only.

PLAN OF DISTRIBUTION

New Issue

        We may issue our securities offered by this prospectus for cash or other consideration (i) to or through underwriters, dealers, placement agents or other intermediaries, (ii) directly to one or more purchasers or (ii) in connection with acquisitions of assets or shares or another entity or company.

        Each prospectus supplement with respect to our securities being offered will set forth the terms of the offering, including:

  •
  the name or names of any underwriters, dealers or other placement agents;

  •
  the number and the purchase price of, and form of consideration for, our securities;

  •
  any proceeds to us; and

  •
  any commissions, fees, discounts and other items constituting underwriters', dealers' or agents' compensation.

        Our securities may be sold, from time to time, in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market price or at negotiated prices, including sales in transactions that are deemed to be "at the market distributions" as defined in National Instrument 44-102 — Shelf Distributions, including sales made directly on the TSXV or other existing trading markets for the securities. The prices at which the securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the securities at the initial offering price fixed in the applicable prospectus supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial offering price fixed in such prospectus supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the securities is less than the gross proceeds paid by the underwriters to the Company.

        Only underwriters named in the prospectus supplement are deemed to be underwriters in connection with our securities offered by that prospectus supplement.

        Under agreements which may be entered into by us, underwriters, dealers and agents who participate in the distribution of our securities may be entitled to indemnification by us against certain liabilities, including liabilities under the U.S. Securities Act of 1933, as amended, or the U.S. Securities Act, and applicable Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. The underwriters, dealers and agents with whom we enter into agreements may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

        No underwriter or dealer involved in an "at the market distribution" as defined under applicable Canadian securities legislation, no affiliate of such underwriter or dealer and no person acting jointly or in concert with such underwriter or dealer has over-allotted, or will over allot, our securities in connection with an offering of our securities or effect any other transactions that are intended to stabilize the market price of our securities.

        In connection with any offering of our securities, other than an "at the market distribution", the underwriters may over-allot or effect transactions which stabilize or maintain the market price of our securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

Secondary Offering

        This prospectus may also, from time to time, relate to the offering of our common shares by certain selling securityholders.

        The selling securityholders may sell all or a portion of our common shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If our common shares are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent's commissions. Our common shares may be sold by the selling securityholders in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, as follows:

  •
  on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

  •
  in the over-the-counter market;

  •
  in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

  •
  through the writing of options, whether such options are listed on an options exchange or otherwise;

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  short sales;

  •
  sales pursuant to Rule 144 under the U.S. Securities Act;

  •
  broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted pursuant to applicable law.

        If the selling securityholders effect such transactions by selling our common shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholders or commissions from purchasers of our common shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of our common shares or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of our common shares in the course of hedging in positions they assume. The selling securityholders may also sell our common shares short and deliver our common shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling securityholders may also loan or pledge our common shares to broker-dealers that in turn may sell such shares.

        The selling securityholders may pledge or grant a security interest in some or all of the common shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell our common shares from time to time pursuant to this prospectus or any supplement to this prospectus filed under General Instruction II.L. of Form F-10 under the U.S. Securities Act, amending, if necessary, the list of selling securityholders to include, pursuant to a prospectus amendment or prospectus supplement, the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer and donate our common shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

        The selling securityholders and any broker-dealer participating in the distribution of our common shares may be deemed to be "underwriters" within the meaning of the U.S. Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the U.S. Securities Act. At the time a particular offering of our common shares is made, a prospectus supplement, if required, will be distributed which will identify the selling securityholders and provide the other information set forth under "Selling Securityholders", set forth the aggregate amount of our common shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling securityholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

        Under the securities laws of some states, our common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states our common shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

        There can be no assurance that any securityholder will sell any or all of our common shares registered pursuant to the registration statement, of which this prospectus forms a part.

        The selling securityholders and any other person participating in such distribution will be subject to applicable provisions of Canadian securities legislation and the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M under the Exchange Act, which may limit the timing of purchases and sales of any of our common shares by the selling securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of our common shares to engage in market-making activities with respect to our common shares. All of the foregoing may affect the marketability of our common shares and the ability of any person or entity to engage in market-making activities with respect to our common shares.

        Once sold under the shelf registration statement, of which this prospectus forms a part, our common shares will be freely tradable in the hands of person other than our affiliates.

AUDITORS, TRANSFER AGENT AND REGISTRAR

        Grant Thornton LLP was appointed as our auditor at our annual general meeting of shareholders held on June 18, 2013. Grant Thornton LLP is located at Suite 1600 – 333 Seymour Street, Vancouver, British Columbia, V6B 0A4, Canada. Grant Thornton LLP has reported on our fiscal December 31, 2013 and 2012 audited consolidated financial statements, which have been filed with the securities regulatory authorities and incorporated by reference herein. Grant Thornton LLP is independent with respect to the Company within the meaning of the Rules of Professional Conduct of the Institute of Chartered Accountants of British Columbia.

        Our transfer agent and the registrar for our common shares in Canada is Computershare Investor Services Inc. located at 510 Burrard Street, 2nd Floor, Vancouver, British Columbia, Canada, V6C 3B9.

AGENT FOR SERVICE OF PROCESS

        William O'Neill, Steven Rubin and Jane Hsiao, directors of the Company, reside outside of Canada and has appointed the following agent for service of process in Canada:

Name of Person	Name and Address of Agent
William O'Neill, Steven Rubin and Jane Hsiao	Chris Clark 2135-13700 Mayfield Place, Richmond, British Columbia, Canada V6V 2E4

        Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

LEGAL MATTERS

        Certain legal matters related to our securities offered by this prospectus will be passed upon on our behalf by Blake, Cassels & Graydon LLP, with respect to matters of Canadian law, and Skadden, Arps, Slate, Meagher & Flom LLP, with respect to matters of U.S. law. As of the date of this prospectus, the partners and associates of Blake, Cassels & Graydon LLP beneficially own, directly or indirectly, less than 1% of our outstanding common shares.

WHERE YOU CAN FIND MORE INFORMATION

        We are required to file with the securities commission or authority in each of the applicable provinces of Canada annual and quarterly reports, material change reports and other information. In addition, we are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also file reports with, and furnish other information to, the SEC. Under a multijurisdictional disclosure system adopted by the United States and Canada, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which differ in certain respects from those in the United States. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies.

        You may read any document we file with or furnish to the securities commissions and authorities of the provinces of Canada through SEDAR and any document we file with, or furnish to, the SEC at the SEC's public reference room at Station Place, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at l-800-SEC-0330 for further information on the public reference rooms. Certain of our filings are also electronically available on EDGAR, and may be accessed at www.sec.gov.

ENFORCEABILITY OF CIVIL LIABILITIES

        We are a company continued under the CBCA. Most of our directors and officers, and the experts named in this prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets may be, and a substantial portion of the Company's assets are, located outside the United States. We have appointed an agent for service of process in the United States (as set forth below), but it may be difficult for holders of securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. We have been advised that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws or the securities or "blue sky" laws of any state within the United States, would likely be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of the liability predicated solely upon U.S. federal securities laws.

        We filed with the SEC, concurrently with our registration statement on Form F-10 of which this prospectus is a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed CT Corporation System, 111 Eighth Avenue, New York, New York 10011 as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving us in a U.S. court arising out of or related to or concerning the offering of securities under this prospectus.

 PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification.

        Our directors and officers are entitled to indemnification in the following circumstances:

        (a)   Under the Canada Business Corporations Act, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation, or another individual who acts or acted at the corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges, and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative, or other proceeding in which the individual is involved because of that association with the corporation or other entity. A corporation may not indemnify an individual unless the individual (i) acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, the other entity for which the individual acted as a director or officer in a similar capacity at the corporation's request and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful. Such indemnification may be made in connection with an action by or on behalf of the corporation or other entity to procure a judgment in its favor only with court approval. A director or officer is entitled to indemnification from the corporation as a matter of right if he or she was not judged by the court or other competent authority to have committed any fault or omitted to do anything that he or she ought to have done and fulfilled the conditions set forth above. The corporation may advance moneys to a director, officer or other individual for the costs, charges, and expenses of a proceeding referred to above. The individual shall repay the moneys if he or she does not fulfill the conditions set forth above to qualify for indemnification.

        (b)   Our bylaws provide that we will indemnify any of our directors, former directors, officers, and former officers and other parties specified by the bylaws against all costs, charges, and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by them for any civil, criminal or administrative action or proceeding to which they are or may be made a party by reason of having been a director or officer.

        (c)   We have entered into indemnity agreements ("Indemnity Agreements") with certain of our officers and directors, pursuant to which we are obligated to indemnify and hold harmless such persons against all costs, charges, and expenses, including any amounts paid to settle actions or satisfy judgments, reasonably incurred by them in respect of any civil, criminal, administrative, investigative, or other proceeding to which they are made a party by reason of being or having been an officer or director. However, such indemnification obligations arise only to the extent that the party seeking indemnification was acting honestly and in good faith with a view to our best interests, and, in the case of criminal or administrative actions or proceedings enforced by monetary penalties, that such person had reasonable grounds for believing that his or her conduct was lawful. Under these Indemnity Agreements, we may advance to the indemnified parties the expenses incurred in defending any such actions or proceedings, but if the director or officer does not meet the conditions to qualify for indemnification, such amounts shall be repaid.

        As permitted by the Canada Business Corporations Act, we have purchased directors' and officers' liability insurance that, under certain circumstances, insures its directors and officers against the costs of defense, settlement, or payment of a judgment.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

II-1

 EXHIBIT INDEX

        The following exhibits have been or will be filed as part of the Registration Statement:

Exhibit No.		Description
4.1	*	Annual information form of the Registrant for the fiscal year ended December 31, 2013, dated as of April 17, 2014.
4.2		Amended audited consolidated financial statements of the Registrant as at and for the fiscal years ended December 31, 2013 and 2012, together with the notes thereto and the auditor's report thereon.
4.3	*	Management's discussion and analysis of the financial condition and results of operations of the Registrant for the fiscal year ended December 31, 2013.
4.4	*	Management information circular of the Registrant dated May 6, 2013, prepared in connection with the annual and special meeting of shareholders of the Registrant held on June 18, 2013.
4.5	*	Material change report dated February 14, 2013, reporting that a first-in-human implementation of the Corporation's TiaraTM mitral valve was successfully performed.
4.6	*	Material change report dated March 5, 2014, announcing a bought deal equity financing.
4.7	*	Material change report dated March 27, 2014, announcing the closing of a bought deal equity financing.
4.8		Material change report dated May 9, 2014, announcing the hiring of Ms. Vicki Bebeau as the Corporation's Vice President, Clinical Affairs.
5.1		Consent of Grant Thornton LLP.
6.1	*	Powers of Attorney (included in Part III of this Registration Statement).
7.1		Form of Indenture.

*
Previously filed.

II-2

 PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.    Undertaking.

        The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in such securities.

Item 2.    Consent to Service of Process.

        (a)   The Registrant has previously filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

        (b)   Pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, the Registrant will designate Computershare Trust Company of Canada as Canadian trustee (the "Canadian Trustee") under the indenture included as Exhibit 7.1 hereto, Concurrently with the filing of this Amendment No. 1 to the Registration Statement on Form F-10, Computershare Trust Company of Canada is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

        (c)   Pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, the Registrant will designate at a later date a U.S. trustee (the "U.S. Trustee") under the indenture included as Exhibit 7.1 hereto, and will file at such later date an application for determining the U.S. Trustee's eligibility under the Trust Indenture Act of 1939, as amended.

        (d)   Any change to the name or address of the Registrant's and the Canadian Trustee's agent for service of process shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

III-1

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, British Columbia, Canada on May 13, 2014.

NEOVASC INC.
By:	/s/ CHRIS CLARK
Name: Chris Clark Title: Chief Financial Officer

III-2

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated, on May 13, 2014.

	Signature	Title

	*	Alexei Marko Director and Chief Executive Officer (Principal Executive Officer)
	/s/ CHRIS CLARK	Chris Clark Chief Financial Officer (Principal Financial and Accounting Officer)
	*	Paul Geyer Director, Chairman of the Board of Directors
	*	Douglas Janzen Director
	*	Steven Rubin Director
	*	Dr. Jane H. Hsiao Director
	*	Dr. William O'Neill Director
*By:	/s/ CHRIS CLARK
Chris Clark Attorney-in-Fact May 13, 2014

III-3

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of the Registrant in the United States, in the City of Vancouver, British Columbia, Canada on May 13, 2014.

NEOVASC (US) INC. (Authorized Representative)
By:	/s/ CHRIS CLARK
Name: Chris Clark Title: Authorized Signatory

III-4

 EXHIBIT INDEX

        The following exhibits have been or will be filed as part of the Registration Statement:

Exhibit No.		Description
4.1	*	Annual information form of the Registrant for the fiscal year ended December 31, 2013, dated as of April 17, 2014.
4.2		Amended audited consolidated financial statements of the Registrant as at and for the fiscal years ended December 31, 2013 and 2012, together with the notes thereto and the auditor's report thereon.
4.3	*	Management's discussion and analysis of the financial condition and results of operations of the Registrant for the fiscal year ended December 31, 2013.
4.4	*	Management information circular of the Registrant dated May 6, 2013, prepared in connection with the annual and special meeting of shareholders of the Registrant held on June 18, 2013.
4.5	*	Material change report dated February 14, 2013, reporting that a first-in-human implementation of the Corporation's TiaraTM mitral valve was successfully performed.
4.6	*	Material change report dated March 5, 2014, announcing a bought deal equity financing.
4.7	*	Material change report dated March 27, 2014, announcing the closing of a bought deal equity financing.
4.8		Material change report dated May 9, 2014, announcing the hiring of Ms. Vicki Bebeau as the Corporation's Vice President, Clinical Affairs.
5.1		Consent of Grant Thornton LLP.
6.1	*	Powers of Attorney (included in Part III of this Registration Statement).
7.1		Form of Indenture.

*
Previously filed.

III-5

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PART I INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
FORWARD-LOOKING STATEMENTS
DOCUMENTS INCORPORATED BY REFERENCE
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT
EXCHANGE RATE INFORMATION
THE COMPANY
RISK FACTORS
Risks Relating to Our Business
Risks Relating to the Offering
USE OF PROCEEDS
PRIOR SALES
MARKET FOR SECURITIES
EARNINGS COVERAGE
CONSOLIDATED CAPITALIZATION
DESCRIPTION OF SHARE CAPITAL
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
DESCRIPTION OF UNITS
DESCRIPTION OF SUBSCRIPTION RECEIPTS
CERTAIN INCOME TAX CONSIDERATIONS
SELLING SECURITYHOLDERS
PLAN OF DISTRIBUTION
AUDITORS, TRANSFER AGENT AND REGISTRAR
AGENT FOR SERVICE OF PROCESS
LEGAL MATTERS
WHERE YOU CAN FIND MORE INFORMATION
ENFORCEABILITY OF CIVIL LIABILITIES
PART II INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
EXHIBIT INDEX
PART III UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
  Item 1. Undertaking.
  Item 2. Consent to Service of Process.
SIGNATURES
AUTHORIZED REPRESENTATIVE
EXHIBIT INDEX